Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256630

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 7, 2021)

FRESH2 GROUP LIMITED

$400,000 Convertible Notes

Series C Warrants to Purchase 258,065 American Depositary Shares (ADSs)

Series D Warrants to Purchase 283,688 ADSs

Up to 258,065 ADSs issuable upon conversion of the $400,000 Convertible Notes

Up to 73,510 ADSs issuable in lieu of payment of interest on the $400,000 Convertible Notes

Up to 258,065 ADSs Underlying Series C Warrants

Up to 283,688 ADSs Underlying Series D Warrants

We are offering, in a registered direct offering to an institutional investor: (i) $400,000 principal amount of Convertible Notes (the “Convertible Notes”): (ii) Series C Warrants to purchase up to 258,065 ADSs (the “Series C Warrants”); and (iii) Series D Warrants to purchase up to 283,688 ADSs (the “Series D Warrants”). Each ADS represents 20 Class ‘A’ ordinary shares of our company. The Series C Warrants together with the Series D Warrants are sometimes referred to as the “Warrants”. Such securities are being issued pursuant to this prospectus supplement, the accompanying base   prospectus, that certain securities purchase agreement, dated September 22, 2023, by and among the Company and the institutional investor signatory thereto (the “Securities Purchase Agreement”). This prospectus supplement also covers up to: (i) 258,065 ADSs issuable from time to time upon conversion of the Convertible Notes; (ii) 73,510 ADSs issuable in lieu of the payment of interest payable on the Convertible Notes; (iii) 258,065 ADSs issuable upon exercise of the Series C Warrants: and (iv) 283,688 ADSs issuable upon exercise of the Series D Warrants.

No placement agent is involved in this offering.

Our ADSs are listed on the NASDAQ Capital Market under the symbol “FRES”. On September 21, 2023, the closing price of an ADS on the Nasdaq Capital Market was US$1.85.

There is no established trading market for the Convertible Notes or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Notes or the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of such warrants will be limited.

As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately US$43.9 million based on 292,187,756 issued and outstanding Class “A’ ordinary shares, of which 212,733,082 Class “A’ ordinary shares are held by non-affiliates, and a per share price of $0.2095 ($4.19 per ADS), which was the highest closing price over the last sixty days on the Nasdaq Capital Market of our ADSs. As of the date of this prospectus supplement, pursuant to General Instruction I.B.5. of Form F-3, the Company has not conducted any transactions in the last 12 months, other than a registered direct offering to certain institutional investors on April 6, 2023, an aggregate of 30,750,000 Class ‘A’ ordinary shares of the Company, represented by (i) 625,000 ADSs, (ii) 125,000 pre-funded warrants to purchase up to an aggregate of 125,000 of our ADSs (iii) warrants to purchase 750,000 ADSs; (iv) 37,500 ADSs issuable upon exercise of warrants issued to the placement agent for the offering.

We are authorized to issue a maximum of 2,400,000,000 Class ‘A’ ordinary shares with a par value of US$0.01 each and 30,000,000 Class ‘B’ ordinary shares with a par value of US$0.01 each. Holders of Class ‘A’ ordinary shares and Class ‘B’ ordinary shares have the same rights, except for voting and conversion rights. Each Class ‘A’ ordinary share is entitled to one vote; and each Class ‘B’ ordinary share is entitled to ten votes and is convertible into one Class ‘A’ ordinary share at any time by the holder thereof. Class ‘A’ ordinary shares are not convertible into Class ‘B’ ordinary shares under any circumstances. As of September 25, 2023 we had 292,187,756 Class ‘A’ ordinary shares issued and outstanding and 3,573,100 Class ‘B’ ordinary shares issued and outstanding. For a more detailed description of the ADSs, the Convertible Notes and Warrants offered hereby, see the section entitled “Description of Securities We Are Offering” beginning on page S-31.

The ADSs offered in this prospectus represent the Class ‘A’ ordinary shares of the Company, a British Virgin Islands company. We are a holding company with no material operations of our own, and conduct substantially all of our operations through our subsidiaries in the United States and the People’s Republic of China (the “PRC”). Our holding company structure with subsidiaries in the PRC involves unique risks to investors. Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or the value of our ADSs or our other securities, including that it could cause the value of such securities to significantly decline or become worthless.

As of the date of this prospectus, our holding company, Fresh2 Group Limited (“Fresh2”), has not yet been profitable and none of our operating subsidiaries have made any dividend or distributions to Fresh2 or through the intermediate holding companies, or to investors including U.S. investors.

We are a multifaceted company with primary operations in the United States, and our core business is currently focused on the B2B e-commerce and supply chain sectors. We cater predominantly to the restaurant supply and food industry. We have entered into new business sectors recently, including the provision of Blockchain technology to support peer-to-peer online payment programs. We also intend to utilize an EB-5 program to finance the development of a real estate project in South Carolina, which is expected to provide alternative financing for our company’s growth. All of our operations have incurred operating losses and there is no assurance that we will reach profitable operations in the future. See “Risk Factors.”

We are an emerging growth company, as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements.

We face various legal and operational risks and uncertainties related to having a material portion of our operations in China. The PRC government has significant authority to exert influence on the ability of a company with China-based operations, such as ours, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, as well as oversight on cybersecurity and data privacy. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer, or continue to offer, our ADSs or our ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence the operations of our business as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our activity in China that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in companies with China-based operations like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Our ADSs may be prohibited to trade on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China, and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, a Statement of Protocol was signed by the PCAOB, the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong (the “Statement of Protocol”). Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. Both our former and current registered public accounting firms, Marcum Asia CPAs LLP and our then independent public accountants, Friedman LLP are headquartered in Manhattan. Marcum Asia CPAs LLP and Friedman LLP as they served as our independent public accountants, are subject to the PCAOB inspections on a regular basis.. Neither Friedman LLP nor Marcum Asia CPAs LLP is headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Marcum Asia CPAs LLP to provide audit workpapers to the PCAOB for inspection or investigation, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities on a national exchange or “over-the-counter” markets may be prohibited under the HFCA Act.

We believe that there are restrictions on sending money from the PRC to the U.S. Chinese citizens residing in the PRC can make an international transfer up to a daily limit of US$50,000. However, if such a transaction exceeds this amount, the Chinese citizen is required to present proof of current expenditures. Chinese citizens are subject to a cap of purchasing up to US$50,000 in foreign currency at financial institutions each year. Renminbi is not freely convertible into other currencies. As a result, we believe that any restriction on currency exchange may limit the ability of our Chinese customers or investors to remit payment to us. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our Chinese customers or investors to remit sufficient foreign currency to our Company. We believe that the PRC government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by The State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”) for cross-border transactions. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi. Aside from the constraints mentioned in the above paragraph, we do not believe there is any further limitation on our ability to transfer cash between us and our investors.

You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement carefully before you invest.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-8 of this prospectus supplement and in the related sections noted in the accompanying base prospectus, and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus is expected to occur on or about September 25, 2023, subject to satisfaction of customary closing conditions.

The date of this prospectus supplement is September 25, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of Convertible Notes, Series C Warrants and Series D Warrants and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus dated June 7, 2021 included in the registration statement on Form F-3 (No. 333-256630), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of such securities. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus or any other offering materials, or any sale of such securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying base prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of such securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in making your investment decision.

In this prospectus supplement and the accompanying base prospectus, unless otherwise indicated or unless the context otherwise requires, references to “Fresh2,” “we,” “us,” “our company,” “the Company,” and “our” refers to Fresh2 Group Limited, a British Virgin Islands company (as the context requires), and its subsidiaries:

FINANCIAL STATEMENTS AND CURRENCY PRESENTATION

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. This prospectus supplement contains translations between Renminbi or RMB. The legal currency of the PRC, and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB 6.8972 to US$1.00, representing the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 30, 2022. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. On September 15, 2023, the foreign exchange rate published by H.10 statistical release of the Board of Governors of the Federal Reserve System was RMB 7.2744 to US$1.00.

All share and per share information included in this Prospectus Supplement have been adjusted to reflect a ratio change on November 4, 2022, from one ADS representing one Class ‘A’ ordinary share to one ADS representing twenty Class ‘A’ ordinary shares.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Company

In late 2022 we began to transition our business to build a comprehensive B2B e-commerce platform with a focus on assisting restaurant owners in selecting Asian food suppliers more efficiently with the ultimate goal of providing one-stop fulfillment services from food sourcing to last-mile delivery. We primarily sources consumables and fresh food items from wholesale distributors, reselling them to restaurants nationwide.

Fresh2 EZ Inc.: a subsidiary based in New York, operates websites and mobile apps targeted at restaurants that buy consumables on these e-commerce platforms. The purchase orders and fulfillment of the purchase orders are handled by our Delaware subsidiary, Fresh2 Technology Inc. (“Fresh2 Technology”).

On July 17, 2023, we and Fresh2 Technology purchased 51% of the common stock of Roxe Holding Inc., a development stage Delaware corporation with several New York based operating subsidiaries. Roxe, which has over than 100 independent contractors and employees, has used Blockchain technology to develop a peer-to-peer online payment program. The Roxe Instant Settlement Network (RISN) has been designed to enable financial institutions to provide cost efficient payments and near instant settlement. ROXE’s technology will enable multi asset payments and instant settlement in any supported currency. At present, Roxe has the ability to support transactions in over 100 countries and support more than 50 currencies and intends to allow users to accept payments in multiple assets. It has signed up 42 financial institutions and other organizations who intend to use ROXE’s technology.

Roxe’s business is designed to support and interact with third party B2B e-commerce businesses to facilitate seamless payment transactions that take place on these platforms, enabling these businesses to achieve near real-time settlement. This interaction is intended to ensure quicker payment processing, reduced transaction fees, and enhanced cash flow for B2B transactions.

Roxe also intends to sign up e-commerce restaurants which could utilize Roxe’s payment technology for more efficient payment processing. Roxe intends to provide these businesses with the option of engaging Roxe to analyze their data points, such as menus, payment systems, and ingredient procurement and offer customized solutions.

On July 27, 2023, Roxe purchased SpeedIn Inc., which is focused on last mile deliveries, utilizing independent contractors. Currently, Speedin provides services on a limited scale to third parties in the District of Columbia, Massachusetts and New Jersey. We intend that SpeedIn will provide this service to all of our company’s subsidiaries in the future.

With a vision to optimize the supply chain behind the restaurant industry, our goal is to pass down cost benefits derived from efficiency to the end consumers. In alignment with this vision, we are gearing up to introduce a consumer food delivery program. This forthcoming initiative will encompass central kitchens, automated cooking machines, and food lockers, enabling customers to order online and conveniently retrieve their freshly cooked meals from designated lockers. The food lockers may also be rented by third party restaurants for their own use. We intend to initially offer this service in Manhattan, New York. This service may initially rely on third party logistic services for last mile deliveries .We intend to eventually use SpeedIn’s services to provide last mile deliveries.

We recently acquired a 19.64% interest in Nassau Enterprises LLC (“Nassau”), the owner of the Xhome Group Inc, (“XHOME”). Xhome intends to develop, market and sell real estate in Savannah Lakes Village, a planned community located in McCormick County, South Carolina (the “SLV Project”), and to utilize an EB-5 program to finance the development of the SLV project, which is expected to provide alternative financing for our company’s growth. Nassau is currently negotiating with former owner of this property about a payment plan to avoid foreclosure on the pledged interests in all the issued and outstanding membership interests, which together own the SLV Project. To the extent such negotiations are unsuccessful, we may lose our entire investment in this project.

The Company recently sold its early cancer screening and detection business, comprised of (i) Changwei System Technology (Shanghai) Co., LTD. (“Changwei”), a subsidiary based in Shanghai, China, (ii) AnPac Bio-Medical Technology (Lishui) Co., Ltd. (“AnPac Lishui”), a subsidiary based in Lishui, China, (iii) Anpac Technology USA CO., LTD. (“AnPac USA”), a subsidiary based in Pennsylvania and California, and (iv) Changhe Bio-Medical Technology (Yangzhou) Co., Ltd.(“Changhe”), a subsidiary based in Yangzhou, China.

On September 1, 2022, the Company entered into two share purchase agreements with Jiaxing Changxin Enterprise Management, LLP (“Changxin”), and Shanghai Yiyou Investment Management Co., LTD (“Yiyou”), pursuant to which the Company agreed to sell 70% of the shares of Changwei, to Changxin in consideration of $350,000 (RMB2,555,000), and sell the remaining 30% of the shares to Yiyou in consideration of $150,000 (RMB1,095,000). On February 10, 2023, Yiyou entered into a further arrangement with Changxin and Ruoou Ying, pursuant to which a transfer of 29% of Changwei’s shares to Changxin and 1% of the shares to Ruoou Ying was effectuated. The closing took place on June 1, 2023. This transaction was a sale to related parties. Ruoou Ying held the position of Supervisor at Anpac Lishui (as defined below), while Changxin was under the common control of Ruoou Ying and Chris Yu, the Co-Founder and Chairman of the Company.

On July 28, 2023, the Company entered into a Share Purchase Agreement with New-Horizon Bio-Medical Science Co., Ltd. (“New-Horizon”), a Hong Kong company focused on bio-medical technology, under which the Company agreed to sell 100% of the shares of AnPac Lishui, which has experienced significant financial losses in its operations and is not expected to achieve a breakeven point in the immediate future, to New-Horizon in consideration of RMB1.00.

On July 28, 2023, the Company entered into a Share Purchase Agreement with New-Horizon, under which the Company agreed to sell 100% of the shares of AnPac USA, to New-Horizon in consideration of US$1.00. The closing took place simultaneously with the execution of the agreement.

On July 28, 2023, the Company entered into a Share Purchase Agreement with Ningkasai Technology (Shanghai) Co., Ltd. (“Ningkasai”), a PRC high-tech company specialized in nanotechnologies for life science applications, under which the Company agreed to sell 100% of the shares of Changhe, to Ningkasai in consideration of RMB1.00.

Recent Financial Results

We expect to report in the near future our financial results as of June 30, 2023 and for the six months then ended. During the six months ended June 30, 2023, we acquired a number of businesses and disposed of our legacy business of early cancer screening and detection, which was based on a multi-cancer screening and detection test. Our revenues for the six month period of approximately $700,000 does not include the revenues of our legacy cancer screening and detection business. We expect to report a loss of approximately $13.5 million for the six months ended June 30, 2023, which includes a loss of approximately $7.1 million relating to the discontinued operation of our legacy cancer screening and detection business. Impacting our results for the 2023 six month periods were the fees and expenses incurred in connection with our acquisitions.

Our company’s independent auditors have raised doubts about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as securities, debt or equity financing or other potential sources.

Recent Developments

On July 14, 2022, a majority of our shareholders approved written resolutions authorizing (1) the removal of Aidong Chen and Sheng Liu as Directors, the removal of Aidong Chen as Co-Chairman of the Board and Co-Chief Executive Officer of the Company, effective immediately without compensation for loss of office; (2) the re-designation of Chris Chang Yu as (a) Chief Executive Officer of the Company and (b) Chairman of the board of directors of the Company (the “Board, with immediate effect; (3) the removal of Sheng Liu as the chairman of the Nomination Committee of the Board and as a member of the Compensation Committee of the Board, effective immediately, and (4) the appointment of Chris Chang Yu as the chairman of the Nomination Committee of the Board and as a member of the Compensation Committee of the Board.

Effective August 2, 2022 (1) Jiawen Kang was appointed as a member of the Board and a member of the Audit Committee and Nominating Committee, and (2) Yuyang Cui was appointed as) Co-Chairman of the Board and Co-Chief Executive Officer of the Company.

On September 26, 2022, we signed investment agreements with a group of nine institutional and individual investors, who invested US$3.67 million to purchase 36.7 million Class ‘A’ ordinary shares in a private offering. The Company received the payment by November 30, 2022.

On October 3, 2022, we announced changes to our Board composition and management team. Mr. Haohan Xu was appointed as a director, Co-Chairperson of the Board and Co-Chief Executive Officer of the Company. Ms. Xiaoyu Li was appointed as a director and as Co-Chief Financial Officer of the Company. Mr. Tianruo (Robert) Pu was appointed as a director, Chairperson of the Audit Committee and member of the Compensation committee as well as the Nominating and Corporate Governance Committee. Mr. Zhigang (Frank) Zhao was appointed as a director, Chairperson of the Compensation Committee and member of the Audit Committee as well as the Nominating and Corporate Governance Committee. Mr. Honggang (Harvey) Tian was appointed as a director, chairperson of the nominating and corporate governance committee and member of the audit committee as well as compensation committee. In relation to the above appointments, each of Xing Pu, Ren Luo, Jianhua Shao and Guo Feng resigned as director and/or officers of the Company.

On October 18, 2022, we announced that our Board authorized a change in the ratio of the Company’s ADSs to its Class ‘A’ ordinary shares from one (1) ADS representing one (1) Class ‘A’ ordinary share to one (1) ADS representing twenty (20) Class ‘A’ ordinary shares. The change in the ADS ratio became effective on November 4, 2022.

On November 4, 2022, Jiawen Kang resigned as a director and a member of the Audit Committee, Nominating Committee and Corporate Governance Committee of the Company and on November 7, 2022, Yuyang Cui resigned as Co-Chair of the Board and as Co-Chief Executive Officer of the Company.

In December 2022 and January 2023, we signed definitive investment agreements with several third-party investors to sell 29,714,279 Class ‘A’ ordinary shares (1,485,714 ADSs) of the Company at a price of US$0.175 per ordinary share or US$3.5 per ADS, for a total purchase price of $5.2 million. Proceeds of approximately US$ 4.1 million were received by February 8, 2023. Concurrently, for each Class ‘A’ ordinary share purchased, the investors received two warrants with each warrant to purchase one Class ‘A’ ordinary share at an exercise price of $0.21 per ordinary share (2,971,428 ADS an at exercise price of $4.20 per ADS). The warrants are exercisable within 2 years from the date of issuance

On March 31, 2023, we entered into an Asset Purchase Agreement (the “EZ Agreement”) with Easy Hundred Inc. (“Easy Hundred”), a U.S.-based e-commerce company in the foodservice industry, through which we will acquire certain fixed assets of Easy Hundred and Easy Hundred’s intellectual property relating to ez100, 2Supply and 100WAY.  Pursuant to the EZ Agreement, we agreed to purchase the intellectual property relating to ez100, 2Supply and 100WAY and certain fixed assets for the consideration of $8,149,595, payable in the form of $730,000 in cash and 17,665,702 Class ‘A’ ordinary shares of the Company. The initial closing of the transaction took place on March 31, 2023.

In March 2023, the Company signed definitive investment agreements with several shareholders, whereby the investors agreed to purchase an aggregate of 16,666,665 Class ‘A’ ordinary shares at a price of US$0.30 per ordinary share or US$6.00 per ADS, for a total purchase price of $5 million. The closing is expected to take place in April 2023.

On April 26, 2023, the board of directors of the Company approved the change of the Company’s name from AnPac Bio-Medical Science Co., Ltd. to Fresh2 Group Limited.

On May 17, 2023, Mr. Chris Chang Yu resigned as the Co-Chief Executive Officer of the Company, effective immediately.

On June 2, 2023, the Company entered into an agreement with Applegreen LLC, under which Applegreen LLC agreed to purchase 22,000,000 Class A ordinary shares and warrants to purchase 22,000,000 Class A ordinary shares at an aggregate purchase price of US$4.4 million. The warrants are exercisable within 2 years from the date of issuance and have an exercise price of US$4.20. The transaction closed on June 2, 2023.

On May 24th, 2023, the Company, through its subsidiary Foodbase Group Inc. (“Foodbase”) entered into an Interest Purchase Agreement with Mr. Haohan Xu (“Mr. Xu”), the CEO of the Company, and Nassau Enterprises LLC, a Delaware limited liability company (“Nassau”), of which Mr. Xu was the sole member, manager and CEO, whereby Foodbase purchased 19.64% of the membership interests in Nassau from Mr. Xu for One Dollar. The transaction closed on May 24th, 2023. After the closing, Mr. Xu holds 8,036 voting units in Nassau, representing 80.36% of the outstanding membership interests in Nassau. Xhome intends to develop, market and sell real estate in Savannah Lakes Village and to utilize an EB-5 program to finance the development of the SLV Project, which is expected to provide alternative financing for our company’s growth. Nassau is currently negotiating with former owner of this property about a payment plan to avoid foreclosure on the pledged interests in all the issued and outstanding membership interests, which together own the SLV Project. To the extent such negotiations are unsuccessful, we may lose our entire investment in this project.

As of June 30, 2023, the Company was no longer qualified as a Foreign Private Issuer, as defined in Rule 405 of Regulation C under the Securities Act of 1933 and Rule 3b-4 under the Securities Exchange Act of 1934.

On July 17, 2023, the Company and its subsidiary Fresh2 Technology Inc. (“Fresh2 Technology”) entered into a definitive Share Purchase Agreement with Immensus LLC, Zero2First Capital Limited, Future Capital Tech Pte. Ltd (Singapore), River Hill China Capital Ltd (collectively, the “Sellers”) and Roxe Holding Inc (“Roxe”) under which Fresh2 Technology purchased 51% of the common stock of Roxe (the “Roxe Shares”). As consideration for the purchase of the Roxe Shares, the Company issued an aggregate of 110,476,291 Class A Ordinary Shares of the Company to the Sellers, based on Roxe’s valuation of $60 million and the average trading price of the Company’s ADSs for the prior 90 trading days (each ADS represents 20 Class A Ordinary Shares). The closing took place simultaneously with the execution of the Share Purchase Agreement. The Company’s CEO Mr Xu was a significant shareholder of Roxe. As a result of this transaction, Mr. Xu now holds 71,774,679 Class A Ordinary Shares, or 24.6 % of the issued and outstanding shares of the Company.

On July 21, 2023, the Company appointed Mr. Yidong Hu as the Chief Strategy Officer of the Company, effectively immediately.

On July 27, 2023, Roxe entered into a Share Purchase Agreement with SpeedIn INC (“SpeedIn”), a delivery service provider, and its shareholders, under which Roxe agreed to purchase 100% of the shares of SpeedIn from the Sellers. The closing took place simultaneously with the execution of the Share Purchase Agreement.

On August 25, 2023, Mr. Edwards Jinqiu Tang resigned as the Co-Chief Financial Officer of the Fresh2 Group Limited (the “Company”)

Corporate Information

Our principal executive offices are located at 650 Fifth Ave, Suite 2416, New York, NY 10019-6108, United States. Our registered office in the BVI is located at the office of Maples Corporate Services (BVI) Limited at Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is fresh2.co. The information contained on our website is not a part of this prospectus supplement. Our agent for service of process in the United States is Fresh2 Group Inc., 650 5th Ave Ste 2416, New York, NY 10019-6108, United States.

Below is a chart illustrating our current corporate structure which consists of Fresh2 Group Limited a British Virgin Islands holding company and its subsidiaries:

Fresh2 Group Limited (BVI)
AnPac Changhe (PRC)
AnPac Merger Sub (DE)
Fresh2 Group Inc (DE)
Fresh2 Technology (DE)
Fresh2 Logistics (NY)
Fresh2 HF (DE)
Foodbase Group (DE)
Roxe Holding (DE) 51%
Fresh2 Ecommerce (DE)
GISN (HK) Limited (HK)
Fresh2 EZ (DE)
SLV Windfall Management LLC (DE)
Windfall SLV Development LLC (DE)
NASSAU ENTERPRISE S LLC (DE) 19.64%
Yiit Inc (DE) 70%
Speedin Inc (WY)
ROXE Inc (DE)
ROXE One (DE)
Hua You Sheng (PRC)
Fresh2 Information (DE)
Speedin NJ LLC (NJ)
Gogo Plus Inc (MD)
GWX Logisitics Inc (PA)
GISN (PRC)

THE OFFERING

Convertible Notes Offered by us

Convertible Notes with a principal amount of $400,000, which are convertible into up to an aggregate of 258,065 ADSs. The Convertible Notes are being sold with an original issue discount of 9%. The maturity date of the Convertible Notes is 18 months after the date of issuance.

The “Interest Rate” of the Convertible Notes shall be the sum of the Prime Rate plus seven percent (7.0%) per annum, if paid in cash, or (ii) the sum of the Prime Rate plus seven percent (70.0%) per annum (not including any applicable default or penalty rate), if paid in Ordinary Shares; provided that the Ordinary Shares are valued at a 10% discount to the lowest trading price during the ten (10) trading days prior to the time of payment.

A holder may convert the Convertible Notes at the option of such Holder at any time on or after the date of issuance of the Convertible Notes. The conversion price is the lower of (i) $1.86 or (ii) the lowest daily VWAP for the 10 Trading Days immediately prior to the applicable conversion date. The number of Ordinary Shares issuable upon conversion is determined by dividing (x) 120% of the conversion amount by (y) the conversion price (the “Conversion Rate”).

Series C Warrants Offered by us

We are also offering Series C Warrants to purchase up to an aggregate of 258,065 ADSs. The warrants are exercisable on or after the date of issuance, and until on or prior to 11:59 p.m., New York time, on the seventh (7th) anniversary of date of issuance. The exercise price shall be 125% of the lower of (i) $1.86 and (ii) the lowest daily VWAP for the 10 trading days prior to the exercise date. This offering also relates to the ADSs issuable upon exercise of the Series C Warrants and to the Class A ordinary shares underlying such ADSs.

Series D Warrants Offered by us

We are also offering Series D Warrants to purchase up to an aggregate of 283,688 ADSs. The warrants are exercisable on or after the date of issuance, and until on or prior to 11:59 p.m., New York time, on the second (2nd) anniversary of date of issuance. The exercise price shall be the lower of (x) $1.41 and (y) 75.83% of the lowest daily VWAP for the ten (10) trading days immediately prior to the exercise date, subject to adjustment. This offering also relates to the ADSs issuable upon exercise of the Series D Warrants and to the Class A ordinary shares underlying such ADSs.

The ADSs

Each ADS represents 20 Class ‘A’ ordinary shares, par value US$0.01 per share.

The depositary, its custodian or a nominee of the depositary or its custodian will be the holder of the underlying Class ‘A’ ordinary shares represented by the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the holders and beneficial owners of the ADSs.

We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class ‘A’ ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class ‘A’ ordinary shares after deducting its fees and expenses in accordance with, and subject to, the terms set forth in the deposit agreement.

Subject to the terms of the deposit agreement, you may surrender your ADSs to the depositary to withdraw the underlying Class ‘A’ ordinary shares represented by your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement becomes effective, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying base prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement. of which this prospectus supplement and the accompanying base prospectus form a part.

Use of Proceeds	We estimate that we will receive net proceeds of approximately US$234,000 million from this offering based on the offering price of US364,000 for the Convertible Notes and the accompanying Warrants. We may receive additional proceeds if any Warrants are exercised.

We intend to use our net proceeds from this offering for, working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our ADSs are listed on the Nasdaq Capital Market under the symbol “FRES.”

Depositary	Citibank, N.A.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

(1)	The number of ADSs outstanding immediately before this offering and to be outstanding after this offering is based on ADSs outstanding as of September 22, 2023, but excludes the following as of such date: (a) 799,818 ADSs issuable upon conversion of the Convertible Notes and exercise of the Series C Warrants and Series D Warrants offered hereby, (b) 73,510 ADS issuable in lieu of interest payment on the Convertible Notes, (c) 5,121,071 ADS issuable upon exercise of outstanding warrants, and (d) 898,945 ADSs issuable upon exercise of outstanding options under the Company’s share incentive plans,

RISK FACTORS

The following are certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors set forth under the heading “Item 3. Key Information - D. Risk Factors” in our Annual Report, which is incorporated in this prospectus by reference and in the accompanying base prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering and our ADSs

There are doubts about our company’s ability to continue as a going concern.

Our company’s independent auditors have raised doubts about our ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as securities, debt or equity financing or other potential sources. We intend to overcome the circumstances that impact our ability to remain a going concern through a combination of new sources of revenues, with interim cash flow deficiencies being addressed through additional financing. We anticipate raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support our business operations; however, we may not have commitments from third parties for a sufficient amount of additional capital. We cannot be certain that any such financing will be available to us on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue our operations. Our ability to obtain additional funding will determine if we can continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and share price and require us to curtail or cease operations, sell off assets, seek protection from creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our shares, and debt financing, if available, may have onerous terms. including restrictive covenants. Any additional financing could have a negative effect on our shareholders.

We have had a history of losses and our ability to grow sales and achieve profitability are unpredictable.

As of December 31, 2022, we had an accumulated deficit of RMB578 million (US$84 million) and incurred net losses of RMB120 million (US$19 million) and RMB104 million (US$15 million) in the year ended December 31, 2021 and 2022, respectively. Our ability to achieve profitable operations depends on many factors, which include:

●	successfully implementing our business strategy;

●	increasing revenues; and

●	controlling costs.

There can be no assurance that we will be able to successfully implement our business plan, meet our challenges and become profitable in the future.

We may encounter difficulties in realizing the potential financial or strategic benefits of our recent business acquisitions. We expect to make additional acquisitions in the future that could disrupt our operations and harm our operating results.

A significant part of our business strategy is to pursue acquisitions and other initiatives to spot market opportunities and to expand our food delivery and blockchain businesses and to launch our real estate business. No assurance can be given that our recent or future acquisitions will be successful and will not adversely affect our business, operating results, or financial condition. In the future, we may seek to acquire or make strategic investments in complementary businesses, technologies, services or products, or enter into strategic partnerships or alliances with third parties in order to expand our business. Failure to manage and successfully integrate such acquisitions could materially harm our business and operating results. We do not have significant experience in assessing the outcome of our recent acquisitions. Even when an acquired business has previously operated successfully, there can be no assurance that our pre-acquisition due diligence will have identified all possible issues that might arise with respect to such businesses. If we acquire other businesses, we may face difficulties, including:

●	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired businesses or enterprises;

●	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

●	Integrating financial forecasting and controls, procedures and reporting cycles;

●	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

●	Insufficient revenue to offset increased expenses associated with acquisitions; and

●	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

The impairment of intangible assets and goodwill arising from our acquisitions could continue to negatively impact affect our net income and shareholders’ equity

When we acquire a business, a substantial portion of the purchase price of the acquisition may be allocated to goodwill and other identifiable intangible assets. The amount of the purchase price which is allocated to goodwill and other intangible assets is determined by the excess of the purchase price over the net identifiable assets acquired. The current accounting standards require that goodwill and intangible assets should be deemed to have indefinite lives, which should be tested for impairment at least annually (or more frequently if impairment indicators arise). Other intangible assets are amortized over their useful lives. For the year ended December 31, 2022, we recorded impairment losses of RMB 20.67 million (US$3.0 million).

Future declines in the results of our acquisitions and other factors could cause us to record an impairment of all or a portion of the relevant goodwill in the future. We may not be able to achieve our business targets for businesses we previously acquired or will acquire in the future, which could result in our incurring additional goodwill and other intangible assets impairment charges. Further declines in our market capitalization increase the risk that we may be required to perform another goodwill impairment analysis, which could result in an impairment of up to the entire balance of our goodwill based on the quantitative assessment performed.

The Nasdaq Capital Market imposes listing standards on our ADSs that we may not be able to fulfill, thereby leading to a possible delisting of our ADSs.

As a listed Nasdaq Capital Market company, we are subject to rules covering, among other things, certain major corporate transactions, the composition of our Board of Directors and committees thereof, minimum bid price of our ADSs and minimum stockholders equity. In order to comply with the minimum bid price rule, in November 2022 we adopted an ordinary share / ADS ratio change from one (1) Class ‘A’ ordinary being equal to one (1) ADS to 20 Class ‘A’ ordinary shares being equal to one (1) ADS.

On January 13, 2023, the Company received a Staff determination letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company of the Staff’s determination to delist the Company’s securities from The Nasdaq Capital Market due to the Company’s failure to comply with the minimum $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market unless the Company timely requests a hearing before a Nasdaq Hearings Panel. The Company timely requested a hearing, which stayed any delisting or suspension action relating to the Company’s American Depositary Shares through the hearing, which took place in March. On March 22, 2023, the Company was notified by the Nasdaq Hearings that the Company’s request for continued listing on The Nasdaq Capital Market was granted, subject to the requirement that the Company demonstrate on or before July 12, 2023 its compliance with the shareholder equity requirement, as outlined in Listing Rule 5550(b)(1) (the “Equity Rule”). The Panel advised that July 12, 2023 represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant. On June 9, 2023, The Nasdaq Stock Market LLC notified the Company that it has determined the Company has regained compliance with the requirements necessary to maintain its listing on The Nasdaq Capital Market, as required by the Hearing Panel’s decision dated March 22, 2023.

Previously in 2022, the Company had received two additional Staff determination letters from the Listing Qualifications Department of Nasdaq notifying the Company of the Staff’s determination to delist the Company’s securities for its failure to comply with the continued listing requirements of the Nasdaq Capital Market. After hearings held with respect to the Staff’s determinations, the Company in each instance received the determination from Nasdaq that it had regained compliance with the requirements to remain listed on The Nasdaq Capital Market.

If our ADSs were to be de-listed, selling our ADSs could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our ADSs are delisted, broker-dealers have certain regulatory requirements imposed upon them, which may discourage broker-dealers from effecting transactions in our Common Stock, further limiting the liquidity thereof. These factors could result in lower prices for our ADSs and/or limit an investor’s ability to execute a transaction. In addition, a delisting could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could lead to significant dilution to our stockholders caused by our issuing equity in financing or other transactions at a price per share significantly below the then market price.

Raising additional capital will be difficult and may cause dilution to our shareholders and restrict our operations.

We expect to finance our cash needs to fund the operation of our newly acquired businesses and for our working capital. Although we have been able to obtain funding from outside sources in the last year, we cannot be certain that we will be able to continue to do so or to obtain additional financing on favorable terms.

To the extent that we raise additional capital through the sale of equity or convertible debt, our shareholders’ ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect shareholder rights. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the Convertible Notes or Warrants being offered in this offering.

There is no established public trading market for the Convertible Notes or Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such securities on any national securities exchange or trading system. Without an active trading market, the liquidity of the Convertible Notes and Warrants will be limited.

You will experience immediate and substantial dilution in the net tangible book value per ADS issuable pursuant to this offering and may experience additional dilution of your investment in the future.

The effective price per ADS issuable pursuant to this offering is substantially higher than the net tangible book value per ADS outstanding prior to this offering. Furthermore, if outstanding warrants are exercised, you could experience further dilution. In addition, we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of ADSs or securities convertible into or exchangeable for ADSs. These future issuances of equity or equity-linked securities, together with the exercise or conversion of outstanding options, warrants and/or any additional Ordinary Shares or ADSs issued in connection with acquisitions, if any, will likely result in further dilution to investors.

Future sales of our ADSs, whether by us or our shareholders, could cause our ADS price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional ADSs or other equity securities. In addition, the issuance and sale by us of additional ADSs, or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

As we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you have less protection than you would have if we were a domestic issuer.

The Nasdaq listing rules require listed companies to have, among other things, a majority of their board members be independent. As a foreign private issuer, however, we are permitted to, and we will, follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the BVI, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members may be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members each of whom must be an independent director (unless any exception under the Nasdaq listing rules applies). We, as a foreign private issuer, are not subject to these requirements, except for the aforesaid independence requirement for audit committee members (unless any exception under the Nasdaq listing rules applies). The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, and certain issuances of ADSs, Class ‘A’ ordinary shares, or Class B ordinary shares and securities convertible into or exchangeable for ADSs, Class ‘A’ ordinary shares, or Class B ordinary shares. We are not required to and may not comply with the requirements of the Nasdaq listing rules in determining whether shareholder approval is required on such matters. While we have appointed a compensation committee and a nominating and corporate governance committee, we have followed home country practice to not have all members of our compensation committee and nomination and corporate governance committee composed entirely of independent directors. In addition, we may consider following home country practice in lieu of the requirements under the Nasdaq listing rules with respect to certain other corporate governance standards which may afford less protection to investors.

Risks Related to the Food Distribution and Delivery Business

We  are in the early stages of development of our food distribution and delivery business and have limited operating history on which you can base an investment decision.

We were formed in 2010, but recently changed our business focus. We are now focused on growing our food distribution and delivery and blockchain businesses and to launch our real estate business. As a result, we may encounter many expenses, delays, problems, and difficulties that we have not anticipated and for which we have not planned. There can be no assurance that at this time we will successfully develop or acquire a significant customer base, operate profitably, or that we will have adequate working capital to fund our operations or meet our obligations as they become due.

Our recently acquired operations are subject to all of the risks inherent in the initial expenses, challenges, complications, and delays frequently encountered in connection with the formation of any new business. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop new markets. Despite best efforts, we may never overcome these obstacles to achieve financial success. Our business is speculative and dependent upon the implementation of our business plan, as well as our ability to successfully acquire businesses on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.

We depend on a limited number of suppliers for food products and consumables

We depend on a limited number of suppliers for food items and consumables. We do not produce any of our own products. We purchase our products from several domestic wholesalers, such as TZ Tray and Young Shine Trading and distribute the products to restaurants. Any disruption in supply could have a material adverse effect on our company. We have little control over the suppliers of the products we distribute. Disruptions in these relationships may reduce our sales and revenues. Overall difficulty of suppliers meeting product demand, interruptions in the supply chain, obstacles or delays in the process of renegotiating or renewing agreements with preferred suppliers, financial difficulties experienced by suppliers and our restaurant and supermarket customers , or the deficiency, lack, or poor quality of alternative suppliers could adversely impact our sales which, in turn, would adversely affect our business and operating results.

Our operations may be adversely affected by failure to maintain or renegotiate distribution, supply or manufacturing agreements on favorable terms.

We have a number of distribution, supply and co-packing agreements for our suppliers and products. These agreements vary depending on the particular supplier and/or product. There can be no assurance that we will be able to renew these agreements on favorable terms or that these agreements will not be terminated. Termination of these agreements or failure to renew these agreements on favorable terms could have a negative effect on our results of operations and financial condition.

Our operating costs are subject to fluctuations which could affect our business results.

The food products and consumables that we distribute are commodities that experience price volatility caused by external conditions such as weather, product scarcity, limited sources of supply, commodity market fluctuations, currency fluctuations, changes in governmental agricultural and energy policies and regulations, and more recently by potential residual COVID-19 supply chain disruption. Commodity price changes may result in unexpected increases in raw material, packaging, and energy costs. Therefore, our success is dependent, in part, on our continued ability to manage these fluctuations through pricing actions, cost savings projects and sourcing decisions.

Successful customer relationships are vital to our business and continued growth.

We must maintain strong relationships with our existing customers and build relationships with new customers in order to ensure our products are well presented to our consumers and available for purchase in major markets. The strength of our customer relationships also affects our ability to obtain pricing and competitive trade terms. Failure to maintain strong relationships with customers could negatively impact our terms of business with affected customers and reduce the availability of our products to consumers.

Our suppliers are subject to federal, state and local government regulations that could adversely affect our business and financial position.

Virtually all food manufacturing operations are subject to regulation by various federal, state and local government entities and agencies. As producers of food products for human consumption, our suppliers are subject to stringent production, packaging, quality, labeling and distribution standards, including regulations mandated by the Federal Food, Drug and Cosmetic Act, the Food Safety Modernization Act, the FDA, OSHA, the EPA and the USDA. Future regulation by various federal, state or local governmental entities or agencies could, among other things, increase our suppliers’ cost of production, cause them to incur unexpected expenditures or encumber productivity, any of which may adversely affect our business and financial results.

Our operating results may vary quarterly.

Our sales may fluctuate widely from period to period and there is no way to accurately predict that their sales pattern from one year will be repeated in the corresponding period of the next fiscal year. Due to the foregoing factors, in some future quarter our operating results may be below the expectations of investors. In such event, it is likely that the price of our ADSs would be materially adversely affected.

Food safety and food-borne illness incidents may materially adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Selling and distributing food carries legal and other risks due to increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products we sell, or involving our suppliers could result in the discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to our reputation. Shipment of adulterated or misbranded products can result in criminal or civil liability, and expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance coverage, which would impact our cash reserves.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, or our customers, to conduct a recall in accordance with FDA regulations, comparable state laws or foreign laws, incurring significant costs, inventory losses, lost sales, and potential damage to our brand and reputation. Recall costs could exceed or be outside the scope of our insurance coverage.

Our industry is characterized by low margins, and periods of significant or prolonged inflation or deflation affect our product costs and may negatively impact our profitability and results of operations.

The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. Volatile food costs have a direct impact on our industry. In periods of significant product cost inflation, if we are unable to pass on all or a portion of such product cost increases to our customers in a timely manner, our results of operations would be adversely affected. In addition, periods of rapidly increasing inflation may adversely affect our results of operations due to the impact of such inflation on discretionary spending by consumers and our limited ability to increase prices in the current, highly competitive environment. Conversely, our results of operations may be adversely affected by periods of product cost disinflation and deflation, because we make a significant portion of our sales at prices that are based on the cost of products we sell plus a percentage margin, mark-up or fee per case. As a result, our results of operations may be adversely affected during periods of product cost disinflation and deflation, even though our gross profit percentage may remain relatively constant.

We may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs, any of which could adversely affect our results of operations.

The cost of fuel affects the prices we pay for products and our delivery expenses. We require significant quantities of fuel for our delivery vehicles and are exposed to the risk associated with market price fluctuations for fuel. The price and supply of fuel can fluctuate significantly based on international, political and economic circumstances as well as other factors outside our control, such as actions by the Organization of the Petroleum Exporting Countries (OPEC) and other oil and gas producers, regional production patterns, weather conditions and environmental concerns. Although we have been able to pass along a portion of increased fuel costs to our customers in the past through, among other things, our fuel surcharge program, we may not be able to do so in the future if fuel costs continue to increase, which may adversely affect our results of operations.

Expanding into new markets and complementary lines of business presents unique challenges and may not be successful, and failure to successfully expand may adversely affect the implementation of our business strategy.

We plan to expand into new markets and establish procurement organizations, which may be adversely affected by political, economic and social conditions beyond our control, public health crises, epidemics and pandemics (such as COVID-19), local laws and customs, and legal and regulatory constraints. Risks also include, among others, the costs and difficulties of identifying and gaining access to local suppliers, suffering possible adverse tax consequences from changes in tax laws or the unfavorable resolution of tax assessments or audits, maintaining product quality and greater difficulty in enforcing intellectual property rights.

We also plan to expand into businesses that are closely related or complementary to, but not currently part of, our core foodservice distribution business, which may be adversely affected by legal and regulatory constraints, including compliance with regulatory programs to which we become subject. Risks also include the costs and difficulties of managing operations outside of our core business, which may require additional skills and competencies, as well as difficulties in identifying and gaining access to suppliers or customers in new markets.

If we fail to comply with requirements imposed by applicable law or other governmental regulations, we could become subject to lawsuits, investigations and other liabilities and restrictions on our operations that could materially adversely affect our business.

We are subject to various federal, state, provincial, regional and local laws, rules and regulations in the countries where we operate, covering aspects of our business such as food safety and sanitation, ethical business practices, transportation, labor practices, immigration, human health and safety. Due to the services we provide in connection with governmentally funded entitlement programs, we are also subject to additional laws and regulations. From time to time, both federal and state governmental agencies conduct audits of various aspects of our operations, as part of investigations of providers of services under governmental contracts, or otherwise. These audits may lead to requests for information. While we strive for compliance with all applicable laws and regulations, we may not always be fully compliant, and keeping up with evolving regulations can be challenging.

If we fail to comply with applicable laws and regulations or encounter disagreements with respect to our contracts subject to governmental regulations, we may be subject to investigations, criminal sanctions or civil remedies, including fines, injunctions, prohibitions on exporting, or seizures or debarments from contracting with such government. The cost of compliance or the consequences of non-compliance, including debarments, could have an adverse effect on our results of operations. In addition, governmental units may introduce regulatory changes that necessitate substantial cost increases to maintain compliance.

An economic downturn, public health crisis, and/or other factors affecting consumer spending and confidence, may reduce the amount of food prepared away from home, which may adversely affect our business, financial condition and results of operations.

The U.S. foodservice distribution industry is sensitive to national, regional and local economic conditions. An uneven level of general U.S. economic activity, uncertainty in the financial markets, inflation, and supply chain disruptions could have a negative impact on consumer confidence and discretionary spending. A decline in economic activity or the frequency and amount spent by consumers for food prepared away from home, as well as other macroenvironmental factors that could decrease general consumer confidence (including deteriorating economic conditions, heightened volatility in the financial markets, inflationary pressure, an uncertain political environment and supply chain disruptions, such as those the global economy is currently facing), may negatively impact our business, financial condition and results of operations. The extent of any such effects on our business, financial condition and results of operations depends in part on the magnitude and duration of such conditions, which cannot be predicted at this time.

We may be unable to attract or retain a qualified and diverse workforce.

The success of our business depends on our ability to attract, train, develop and retain a highly skilled and diverse workforce. We rely heavily on our front-line associates, particularly warehouse workers and drivers, and any significant shortage of qualified labor amongst our front-line associates could significantly affect our business. A labor shortage or increased employee turnover, caused by general macroeconomic factors, could potentially increase labor costs, reduce our profitability and/or decrease our ability to effectively serve customers. If a material number of our employees are unable to work or terminate their employment, or become ill at one point in time, our business operations may be adversely affected.

Global climate change and legal, regulatory, or market measures to address climate change, may negatively affect our business, operations and financial results.

We face risks associated with the long-term effects of climate change on the global economy and on our industry. Extreme weather and natural disasters like drought, wildfires, storms, changes in ocean currents and flooding, could make it more difficult and costly for us to manufacture and deliver our products to our customers, obtain raw materials from our suppliers, or perform other critical corporate functions. Adverse weather conditions and natural disasters could reduce crop size and crop quality, which could reduce our supplies of raw materials, increase the prices of our raw materials, or disrupt production schedules. In addition, changing customer preferences may result in increased demands regarding packaging materials and other components in our products and their environmental impact. These demands may cause us to incur additional costs or make other operational changes, which could adversely affect our financial results.

Risks Related to Our Recently Acquired Payment Technology Business

Blockchain is a nascent and rapidly changing technology and the use of blockchain technology in the commercial marketplace remains relatively small. The slowing or stopping of the development or acceptance of blockchain technology may adversely affect our business.

Blockchain is an emerging technology that offers new capabilities. The development of blockchain technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. The utilization of blockchain technology may face criticism for its slow processing speed, poor real-time data processing capacity, burdensome learning costs, and technical risks such as forking, among other things. Most blockchain networks operate based on some form of open-source software, which is not represented, maintained or monitored by an official organization or authority. As a result, it may be easier for third parties to introduce weaknesses or bugs into the core infrastructure elements of the blockchain network. This could result in the corruption of the open-source code which may result in the loss or theft of blockchain assets.

If we are unable to apply technology effectively in driving value for our customers through blockchain-based solutions, our business could be adversely affected.

Our success depends on our ability to apply our proprietary blockchain technology, Roxe Instant Settlement Network (“RISN”), develop new products and services, and improve the performance and cost-effectiveness of the existing products and services, in each case in ways that address current and anticipated customer requirements, industry needs and future trends. Such success replies on technology effectiveness, functionality, competitive pricing, licensing and integration with existing and emerging technologies. If we fail to keep pace with rapid changes in technology, industry standards, and customer preferences in the blockchain industry, our value proposition could be adversely affected. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. The effort to gain technological expertise and develop new technologies in our business may require us to incur significant expenses. In addition, RISN may not gain acceptance or recognition in the market which is dominated by more established and conventional technologies, even though we believe RISN is superior to the conventional blockchains. We may be threatened by intensified competition in the market if our competitors invent similar technologies in the future. Any of these events could result in a material adverse effect on our operating results, customer relationships, and business.

Cybersecurity incidents may materially and adversely affect our business.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern since the launch of blockchain technology. Our security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise. Techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be designed to remain dormant until a predetermined event. Outside parties may also attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the services we provide, which in turn could have an adverse effect on our business.

We may experience operational system failures or interruptions that could materially harm our ability to conduct our operations.

We rely on the capacity, reliability and security of third-party systems and software to support our operations. For example, we employ Amazon Web Services and Alibaba Cloud to process, transmit and store critical information. The systems of third-party providers may experience material interruptions or failures due to a variety of events beyond our control, including but not limited to, natural disasters, telecommunications failures, employee or customer error or misuse, targeted attacks, unauthorized access, fraud, computer viruses, denial of service attacks, terrorism, firewall or encryption failures and other security problems. If any of the systems do not operate properly, are compromised or are disabled, we could suffer adverse impact on our operations.

If one or more competitors obtain patents covering technology critical to the operation of our business, we may infringe on the intellectual property rights of others.

If any third party holds a valid patent covering technology critical to the operation of our business, there can be no assurance that such party would be willing to license such technology at acceptable prices or at all, which could have a material adverse effect on our business, financial condition and results of operations. Due to blockchain’s open-source nature, we may not always be able to determine that we are using or accessing protected information or software. In addition, patent applications are in some cases maintained in secrecy until issuance. The publication of discoveries in scientific or patent literature often lags behind their discovery dates. Because patents can take many years to issue, there may currently be pending applications of which we are unaware that may later result in issued patents that our products infringe.

We could expend significant resources defending against patent infringement and other intellectual property right claims, which could require us to divert resources away from our operations. Any damages we are required to pay or injunctions against our continued use of such intellectual property in resolution of such claims may cause a material adverse effect to our business, financial condition and results of operations.

Risks Related to our Proposed EB-5 Program

If we are unable to resolve a possible foreclosure action, our proposed EB-5 program may not move forward, and if launched, may not attract investors and may expose us to the risks relating to real estate ownership.

We recently acquired a 19.64% interest in Nassau Enterprises LLC (“Nassau”), the owner of the Xhome Group Inc, (“XHOME”), which is engaged in developing, marketing and selling real estate in Savannah Lakes Village, a planned community located in McCormick County, South Carolina (the “SLV Project”), and to utilize an EB-5 program to finance the development of the SLV project, which is expected to provide alternative financing for our company’s growth. Nassau is currently negotiating with the former owner of property about a payment plan to avoid foreclosure on the pledged interests in all the issued and outstanding membership interests and other equity interests that own the SLV Project. If the negotiations are unsuccessful, we may lose our investment in the project, which would materially impact our financial results and financial position. If we succeed in launching the EB-5 program there can be no assurance that we will be successful in attracting sufficient EB-5 program investors to support our investment in in the SLV Project. In addition, our real estate ownership will subject us to additional risks not applicable to our food distribution-related businesses, including (i) illiquid nature of real estate investments, (ii) adverse changes in economic and market conditions, (iii) compliance with real estate, insurance, zoning, tax, environmental and eminent domain laws, (iv) fluctuations in property values, (v) ongoing capital expenditures to maintain, renovate or upgrade our properties, (vi) mortgage debt risks, including the possibility of default, fluctuating interest rate levels and the availability of replacement financing, (vii) risks associated with the possibility that expense increases will outpace revenue increases and that in the event of an economic downturn, the high proportion of fixed expenses among our costs will make it difficult to reduce our expenses to the extent required to offset declining revenues, (viii) changes in laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance, and (ix) uncontrollable events like war, terrorist attacks and force majeure events, including earthquakes, tornados, hurricanes, fires or floods.

Risks Related to Doing Business in the PRC

Changes in the political and economic policies of the PRC government or in relations between China and the United States or other governments may materially and adversely affect our business, financial condition, and results of operations and may result in our inability to sustain our growth and expansion strategies.

Due to our operations in China, our business, results of operations, financial condition and prospects may be influenced to a significant degree by economic, political, legal and social conditions in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. China’s economy differs from the economies of other countries in many respects, including with respect to the level of development, growth rate, amount of government involvement, control of foreign exchange and allocation of resources. While China’s economy has experienced significant growth over the past four decades, growth has been uneven across different regions and among various economic sectors. The Chinese government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. In addition, in the past the Chinese government implemented certain measures, including interest rate increases, to manage the pace of economic growth and prevent the economy from overheating. These measures may cause decreased economic activity in China, which may adversely affect our business and results of operations.

Additionally, the Chinese government has published new policies that significantly affect certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could require us to obtain additional permission from Chinese authorities to continue to operate our business in China, which may adversely affect our business, financial condition and results of operations.

Furthermore, statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are currently conducted in the PRC, under the jurisdiction of the PRC government. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement and the accompanying base prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” sections in this prospectus supplement, the prospectus and documents incorporated herein by reference. Moreover, we operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying base prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement and the accompanying base prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$234,000, assuming no exercise of the Series C Warrants and the Series D Warrants issued in connection with this offering. We expect to use the net proceeds for working capital and general corporate purposes. We will only receive additional proceeds from the exercise of the Series C Warrants and Series D Warrants if such warrants are exercised at their respective exercise prices, and the holders of such warrants pay such exercise prices in cash.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

DIVIDEND POLICY

We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of our current or then-existing debt instruments and other factors our Board of Directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

You should read this capitalization table in conjunction with Use of Proceeds, the financial statements and notes thereto and other financial information incorporated by reference into this prospectus and any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

(Amounts in thousands of US dollars (“$”), except share and per share data)

December 31, 2022
Actual
$’000
Shareholders’ equity:
Class ‘A’ Ordinary shares (US$0.01 par value per share; 70,000,000 shares authorized, 79,536,589 shares issued and 67,044,306 outstanding as of December 31, 2022) (1)	$797
Class B Ordinary shares (US$0.01 par value per share; 30,000,000 authorized, 3,573,100 shares issued and outstanding as of December 31, 2022)	$35
Treasury stock	(1,595)
Additional paid-in capital	$81,898
Accumulated deficit	$(83,735)
Accumulated other comprehensive loss	$618
Total Shareholders’ equity (deficit)	$(1,982)
Total Capitalization	$(880)

(1)	Effective February 17, 2023, our share capital consisted of 2,430,000,000 shares divided into 2,400,000,000 Class ‘A’ ordinary shares with a par value of US$0.01 each and 30,000,000 Class ‘B’ ordinary shares with a par value of US$0.01 each.

Since December 31, 2022, we have issued an aggregate of 225,143,450Class ‘A’ ordinary shares in the following transactions:

a)	On January 25, 2023, we entered into definitive investment agreements with several third-party investors in an investment amount of US$ 5.2 million. The investors agreed to purchase 29,714,279 newly issued Class ‘A’ ordinary shares at a price of US$0.175 per share or US$3.50 per ADS (1:20 ADS-to-share ratio). By March 26, 2023, we received approximately US$ 4.1 million and accordingly issued 26,857,137 Class ‘A’ ordinary shares to those investors.

b)	On January 28, 2023, we entered into an agreement with GISN (HK) LIMITED (“GISN”) to purchase 100% of the issued and outstanding equity interest of GISN in consideration of US$1,700,000, payable in the form of 8,785,530 Class ‘A’ ordinary shares.

c)	On February 7, 2023, we entered into an agreement with Fresh2 Ecommerce Inc. to purchase 100% of the issued and outstanding equity interest in such company in consideration of US$2,100,000, payable in the form of 5,440,420 Class ‘A’ ordinary shares.

d)	On March 14, 2023 we entered share purchase agreement with a third-party investor. The investor agreed to purchase 600,000 Class ‘A’ ordinary shares at a price of US$0.175 per ordinary share or US$3.50 per ADS (1:20 ADS-to-share ratio). We received gross proceeds of US$ 105,000.

e)	On March 20, 2023, we issued 663,900 Class ‘A’ ordinary shares upon exercise of options.

f)	On March 31, 2023, we entered into an asset purchase agreement to acquire certain fixed assets and intellectual property of Easy Hundred for the consideration of $8,149,595, payable in the form of $730,000 in cash and 17,665,702 Class ‘A’ ordinary shares.

g)	On April 6, 2023, we issued 12,500,000 Class A ordinary shares (represented by 625,000 ADSs) in connection with the 2023 March Financing.

h)	On April 28, 2023, we issued 5,000,000 Class A ordinary shares (represented by 250,000 ADSs) upon the exercise of 250,000 ADS warrants issued in the 2023 March Financing.

i)	On May 11, 2023, we issued 3,500,000 Class A ordinary shares to ST Fortune Group LLC for consultant service provided to us.

j)	On May 18, 2023, we issued 2,584,900 Class A ordinary shares (represented by 129,245 ADSs) upon the exercise of pre-funded warrants.

k)	On May 18, 2023, we issued 2,857,142 Class A ordinary shares to ISYLED TECHNOLOGY LIMITED for its investment of $500,000 in the Company.

l)	On June 16, 2023, we issued 571,428 Class A ordinary shares in consideration of an investment of $100,000 USD in the Company.

m)	On June 2, 2023, we entered into an agreement with Applegreen LLC, under which Applegreen LLC purchased 22,000,000 Class A ordinary shares and warrants to purchase 22,000,000 Class A ordinary shares at an aggregate purchase price of US$4.4 million. The warrants are exercisable within 2 years from the date of issuance and have an exercise price of US$4.20. The transaction closed on June 2, 2023.

n)	On July 13, 2023, we issued 1,641,000 Class A ordinary shares (represented by 82,050 ADSs) upon the exercise of pre-funded warrants by Mr. Doan.

o)	On July 17, 2023, the Company purchased 51% of the common stock of Roxe. As consideration for the purchase of the Roxe Shares, the Company issued an aggregate of 110,476,291 Class A Ordinary Shares of the Company to the Sellers, The Company’s CEO Mr Xu was a significant shareholder of Roxe. As a result of this transaction, Mr. Xu now holds 71,774,679 Class A Ordinary Shares, or % of the issued and outstanding shares of the Company.

p)	On July 21, 2023, we issued 4,000,000 Class A ordinary shares for consultant services provided to the Company.

As of September 11, 2023, we had 292,187,756 Class ‘A’ ordinary shares issued and outstanding, including 1,322,853 Class ‘A’ ordinary shares in an escrow account. As of September 11, 2023, we had 3,573,100 Class ‘B’ ordinary shares issued and outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements are based upon the historical financial statements of FRESH2 GROUP LIMITED, formerly ANPAC BIO-MEDICAL SCIENCE CO., LTD. (the “Company” or “Fresh2”), adjusted to give effect to the acquisition of Roxe Holding Inc. (“Roxe”) and the sale of its business of providing multi-cancer screening and detection tests, physical checkup packages, and technology services (the “Business”).

On July 17, 2023, Fresh2 entered into a share purchase agreement (the “Purchase Agreement”) with Roxe. Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions to closing, Fresh2 acquired 51% of the issued and outstanding securities of Roxe in consideration of 110,476,291 shares of Fresh2 Class A Ordinary Shares.

On September 1, 2022, the Company entered into two share purchase agreements with Jiaxing Changxin Enterprise Management, LLP (“Changxin”), and Shanghai Yiyou Investment Management Co., LTD (“Yiyou”), pursuant to which the Company agreed to sell 70% of the shares of Changwei System Technology (Shanghai) Co., LTD. (“Changwei”), a subsidiary based in Shanghai, China, to Changxin in consideration of USD350,000 (RMB2,555,000), and sell the remaining 30% of the shares to Yiyou in consideration of USD150,000 (RMB1,095,000). On February 10, 2023, Yiyou entered into a further arrangement with Changxin and Ruoou Ying, pursuant to which a transfer of 29% of Changwei’s shares to Changxin and 1% of the shares to Ruoou Ying was effectuated. The closing took place on June 1, 2023. This transaction was a sale to related parties. Ruoou Ying held the position of Supervisor at Anpac Lishui, while Changxin was under the common control of Ruoou Ying and Chris Yu, the Co-Founder and Chairman of the Company.

On July 28, 2023, the Company entered into an agreement with New-Horizon Bio-Medical Science Co., Ltd. (“New-Horizon”), a company registered in Hong Kong with its business interests and focus in bio-medical technologies, pursuant to which the Company agreed to sell 100% of the shares of AnPac Bio-Medical Technology (Lishui) Co., Ltd., a subsidiary based in Lishui, China which has incurred significant financial losses in its operations and is not expected to reach a breakeven point for a significant period of time, to New-Horizon in consideration of RMB1.00. The closing is expected to take place within 30 days from the execution of the agreement.

On July 28, 2023, the Company entered into a share purchase agreement with New-Horizon, pursuant to which the Company agreed to sell 100% of the shares of Anpac Technology USA CO., LTD., a subsidiary with operations in, Pennsylvania and California, to New-Horizon in consideration of USD1.00. The closing took place simultaneously with the execution of the agreement.

On July 28, 2023, the Company entered into a share purchase agreement with Ningkasai Technology (Shanghai) Co., Ltd. (“Ningkasai”), a high-tech company in the life science applications sector, pursuant to which the Company agreed to sell 100% of the shares of Changhe Bio-Medical Technology (Yangzhou) Co., Ltd., a subsidiary based in Yangzhou, China, to Ningkasai in consideration of RMB1.00. The closing is expected to take place within 30 days from the execution of the agreement. This transaction was a sale to a related party, as Ningkasai qualified as a related party of the Company, being under 99% control by Changxin.

Pro Forma Presentation

These unaudited pro forma condensed financial statements are derived from, and should be read in conjunction with, the financial statements contained in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022 filed with the United States Securities and Exchange Commission (the “SEC”) on May 16, 2023.The following unaudited pro forma consolidated combined financial statements present the historical consolidated financial statements of Fresh2 and the historical consolidated financial statements of Roxe”), adjusted as if Fresh2 had acquired Roxe as of January 1, 2022 and as further adjusted to give effect to the sale of the Business .

The unaudited pro forma consolidated combined balance sheet combines the historical consolidated balance sheet of Fresh2, the historical consolidated balance sheet of Roxe as of December 31, 2022, giving effect to the acquisition as if it had been consummated on December 31, 2022, and as adjusted to give effect to the sale of the Business as if it had been consummated on December 31, 2022.. The unaudited pro forma consolidated combined statement of operations and comprehensive loss for the year ended December 31, 2022 combines the historical consolidated statement of operations and comprehensive loss of Fresh2 and the historical consolidated statement of operations and comprehensive loss of Roxe, giving effect to the acquisition as if it had been consummated on January 1, 2022, the beginning of the earliest period presented, and as adjusted to give effect to the sale of the Business as if. it had been consummated on January 1, 2022. The transaction accounting adjustments for the sale of the Business remove the assets, liabilities and results of operations of the Business. The adjustments also give effect to the cash proceeds from the sale of the Business, less related transaction costs. Certain of the most significant assumptions are set forth in the Notes to Unaudited Pro Forma Condensed Financial Statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated combined financial statements to give pro forma effect to events that are: (1) directly attributable to the acquisition and sale; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on Fresh2’s results following the completion of the acquisition.

The unaudited pro forma consolidated combined financial statements have been developed from and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma consolidated combined financial statements;

●	The historical consolidated financial statements and related notes of Fresh2 as of December 31, 2022, for the year ended December 31, 2022, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Fresh2’s Annual Report on Form 20-F for the year ended December 31, 2022, which were filed with the Securities and Exchange Commission; and

●	The historical consolidated financial statements of Roxe as of December 31, 2022 and for the year ended December 31, 2022, which were filed with the SEC in a Form 6-K on August 21, 2023.

We have included the following unaudited pro forma condensed financial information for illustrative and informational purposes. The unaudited pro forma condensed financial information is not intended to reflect what the Company’s financial position and results of operations would have been had the acquisition and the sale of the Business occurred on the dates indicated above; and is not necessarily indicative of the results of operations or financial position that may occur in the future. The pro forma condensed information does not reflect the realization of any expected cost savings, or any impact of the continuing businesses of the Company.

FRESH2 GROUP LIMITED

 (FORMERLY ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

 UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

 As of December 31, 2022

 (Amounts in thousands of U.S. dollars (“US$”), except for number of shares and per share data)

	Historical		Pro Forma
	Fresh2 Group Limited and Subsidiaries	ROXE Holdings Inc and Subsidiaries	Pro Forma Adjustment_Roxe Acquisition		Pro Forma Combined	Pro Forma Adjustment_Sale of Business		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	271	8			279	(269	) b	10
Prepayment	543	52			595	(390	) b	205
Accounts receivable, net	324	52			376	(324	) b	52
Amounts due from related parties, net	318	-			318	1,040	b	1,358
						12,798	a
						(12,798	) g
Inventories, net	30	-			30	(30	) b	-
Other current assets, net	500	109			609	(500	) b	609
						500	e
Total current assets	1,986	221	-		2,207	27		2,234
Digital Assets	-	8			8			8
Property and equipment, net	2,491	2			2,493	(2,491	) b	2
Land use rights, net	161	-			161	(161	) b	-
Intangible assets, net	27	4,197	43,086	a	47,310	(27	) b	47,283
Goodwill	-	-			-			-
Right of use assets	1,046	1,299			2,345	(1,046	) b	1,299
Long-term investments, net	156	-			156	(156	) b	-
Other noncurrent assets, net	-	-			-			-
TOTAL ASSETS.	5,867	5,727	43,086		54,680	(3,854)		50,826

LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Short-term debts	727	-			727	(725	) c	2
Accounts payable	303	2,104			2,407	(303	) c	2,104
Advances from customers	719	-			719	(719	) c	-
Amounts due to related parties	507	-			507	(201	) c	306
						12,798	a
						(12,798	) c
Lease liability-current	114	303			417	(114	) c	303
Accrued expenses and other current liabilities	3,758	168	105	c	4,031	(2,666	) c	1,369
						4	h
Total current liabilities	6,128	2,575	105		8,808	(4,724)		4,084
Deferred tax liabilities	-	-			-
Lease liability-non-current	945	1,219			2,164	(945	) c	1,219
Other long-term liabilities	157	-			157	(157	) c	-
TOTAL LIABILITIES.	7,230	3,794	105		11,129	(5,826)		5,303
Commitments and contingencies

Shareholders’ equity (deficit):
Fresh2
Class A Ordinary shares ((US$0.01 par value per share; 2,400,000,000 shares authorized, 16,604,402 and 79,536,589 shares issued and 16,604,402 and 67,044,306 outstanding as of December 31, 2021 and 2022, respectively)	797		1,105	a	1,902			1,902
Class B Ordinary shares ((US$0.01 par value per share; 30,000,000 authorized, 2,773,100 and 3,573,100 shares issued and outstanding as of December 31, 2021 and 2022)	35				35			35
Roxe
Class A common stock, $0.00002 par value, 10,000,000 shares authorized, 10,000,000 issued and outstanding at December 31, 2022 and 2021		-	-	b	-			-
Class B common stock, $0.00002 par value, 240,000,000 shares authorized, 209,005,594 issued and outstanding at December 31, 2022 and 240,000,000 shares authorized, 191,009,122 issued and outstanding at December 31, 2021		4	(4	) b	-			-
Treasury stock(1)	(1,595)				(1,595)			(1,595)
Additional paid-in capital	81,898	10,324	(10,324	) b	103,717			103,717
			21,819	a
Accumulated deficit	(83,735)	(8,414)	8,414	b	(81,566)	15,393	f	(78,975)
			2,274	a		(4	) g
			(105	) c		(12,798	) h
Accumulated other comprehensive income	618	19	(19	) b	618			618
Total Fresh2 Group Limited shareholders’ deficit	(1,982)	1,933	23,160		23,111	2,591		25,702
Non-controlling interest	619		19,821	b	20,440	(619	) d	19,821
Total shareholders’ equity (deficit)	(1,363)	1,933	42,981		43,551	1,972		45,523
					-
TOTAL LIABILITIES AND EQUITY (DEFICIT)	5,867	5,727	43,086		54,680	(3,854)		50,826

FRESH2 GROUP LIMITED

(FORMERLY ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended December 31, 2022

(Amounts in thousands of US$, except for number of shares and per share data)

Historical	Pro Forma
Fresh2 Group Limited and Subsidiaries	ROXE Holding Inc and Subsidiaries	Pro Forma Adjustments Roxe	Pro Forma Combined	Pro Forma Adjustments Sale of Business	Pro Forma
Revenues:
Cross-border remittance platform services	-	1	1	1
Revenues-third parties	1,428	-	1,428	(1,428	) i	-
Revenues-related parties	318	-	318	(318	) i	-
Total revenues	1,746	1	-	1,747	(1,746)	1

Cost of revenues	(538)	(492)	(1,030)	538	i	(492)

Gross Profit	1,208	(491)	-	717	(1,208)	(491)

Operating expenses:
Selling and marketing expenses	(1,762)	(388)	(2,150)	1,260	j	(890)
Research and development expenses	(1,381)	(1,381)	629	j	(752)
General and administrative expenses	(10,263)	(5,259)	(15,522)	3,402	j	(12,120)
Professional Service Fee	(105	) e	(105)	(4	) h	(109)
Bad Debt Expenses	(12,798	) g	(12,798)
Impairment of long-term investments	-	-	-
Impairment of intangible assets	(1,147)	(1,147)	1,147	j	-
Impairment of goodwill	(1,850)	(1,850)	1,850	j	-
Impairment of long-lived assets	-	(1,774)	(1,774)	(1,774)
Loss from operations	(15,195)	(7,912)	(105)	(23,212)	(5,722)	(28,934)

Non-operating income and expenses:
Interest expense, net	(54)	-	(54)	50	k	(4)
Foreign exchange loss, net	(114)	(114)	(5	) k	(119)
Share of net gain (loss) in equity method investments	23	23	(23	) k	-
Other income (expense), net	(9)	(204)	(213)	9	k	(204)
Bargain purchase gain	-	2,274	d	2,274	2,274
Change in fair value of convertible debt	21	21	21
Gain on disposal	-	15,393	f	15,393
Loss before income taxes	(15,328)	(8,116)	2,169	(21,275)	9,702	(11,573)
Income tax benefit	309	-	309	(309	) k	-
Net loss	(15,019)	(8,116)	2,169	(20,966)	9,393	(11,573)
Net loss attributable to noncontrolling interests	(247)	-	(247)	247	l	-
Net loss attributable to ordinary shareholders	(14,772)	(8,116)	2,169	(20,719)	9,146	(11,573)

Loss per share
Class A and B ordinary shares - basic and diluted	(0.39)	(0.14)	(0.08)

Weighted average shares outstanding used in calculating basic and diluted loss per share
Class A and Class B ordinary shares - basic and diluted	38,242,073	148,718,364	f	148,718,364

FRESH2 GROUP LIMITED

(FORMERLY ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended December 31, 2022

(Amounts in thousands of US$, except for number of shares and per share data)

Historical	Pro Forma
Fresh2 Group Limited and Subsidiaries	ROXE Holding Inc and Subsidiaries	Pro Forma Adjustments Roxe	Pro Forma Combined	Pro Forma Adjustments Sale of Business	Pro Forma
Revenues:
Cross-border remittance platform services	-	1	1	1
Revenues-third parties	1,428	-	1,428	(1,428	) i	-
Revenues-related parties	318	-	318	(318	) i	-
Total revenues	1,746	1	-	1,747	(1,746)	1

Cost of revenues	(538)	(492)	(1,030)	538	i	(492)

Gross Profit	1,208	(491)	-	717	(1,208)	(491)

Operating expenses:
Selling and marketing expenses	(1,762)	(388)	(2,150)	1,260	j	(890)
Research and development expenses	(1,381)	(1,381)	629	j	(752)
General and administrative expenses	(10,263)	(5,259)	(15,522)	3,402	j	(12,120)
Professional Service Fee	(105	) e	(105)	(4	) h	(109)
Bad Debt Expenses	(12,798	) g	(12,798)
Impairment of long-term investments	-	-	-
Impairment of intangible assets	(1,147)	(1,147)	1,147	j	-
Impairment of goodwill	(1,850)	(1,850)	1,850	j	-
Impairment of long-lived assets	-	(1,774)	(1,774)	(1,774)
Loss from operations	(15,195)	(7,912)	(105)	(23,212)	(5,722)	(28,934)

Non-operating income and expenses:
Interest expense, net	(54)	-	(54)	50	k	(4)
Foreign exchange loss, net	(114)	(114)	(5	) k	(119)
Share of net gain (loss) in equity method investments	23	23	(23	) k	-
Other income (expense), net	(9)	(204)	(213)	9	k	(204)
Bargain purchase gain	-	2,274	d	2,274	2,274
Change in fair value of convertible debt	21	21	21
Gain on disposal	-	15,393	f	15,393
Loss before income taxes	(15,328)	(8,116)	2,169	(21,275)	9,702	(11,573)
Income tax benefit	309	-	309	(309	) k	-
Net loss	(15,019)	(8,116)	2,169	(20,966)	9,393	(11,573)
Net loss attributable to noncontrolling interests	(247)	-	(247)	247	l	-
Net loss attributable to ordinary shareholders	(14,772)	(8,116)	2,169	(20,719)	9,146	(11,573)

Loss per share
Class A and B ordinary shares - basic and diluted	(0.39)	(0.14)	(0.08)

Weighted average shares outstanding used in calculating basic and diluted loss per share
Class A and Class B ordinary shares - basic and diluted	38,242,073	148,718,364	f	148,718,364

FRESH2 GROUP LIMITED

(f/k/a ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

[1] Basis of Pro Forma Presentation

The unaudited pro forma consolidated combined financial statements have been prepared assuming the acquisition is accounted for as a business combination using the acquisition method of accounting under Financial Accounting Standards Board (“FASB”) ASC 805, Business Combinations (“ASC 805”). For business combinations under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs include valuation, auditing, legal consulting fee and others.

The unaudited pro forma consolidated combined financial statements reflect adjustments, based on available information and certain assumptions that Fresh2 believes are reasonable, attributable to the following:

●	The acquisition of Roxe, which will be accounted for as a business combination, with Fresh2 identified as the acquirer, and the issuance of shares of Fresh2 Class A Ordinary Shares as acquisition consideration. Fresh2 is considered the accounting acquirer since immediately following the closing: (i) Fresh2 stockholders will own a majority of the voting rights of the combined company; (ii) Fresh2 will designate a majority of the initial members of the board of directors of the combined company; (iii) Fresh2’s senior management will hold the majority of the key positions in senior management of the combined company; and (iv) Fresh2 will continue to maintain its corporate headquarters in New York, New York. Roxe will continue to maintain operations in New York, New York:

●	The incurrence of acquisition-related expenses;

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Fresh2’s financial position or results of operations would have been had the acquisition actually been consummated on the assumed dates nor do they purport to project the future operating results or financial position of Fresh2 following the acquisition. The pro forma financial statements do not reflect future events that may occur after the acquisition, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, cost savings, or economies of scale that Fresh2 may achieve with respect to the combined operations. Specifically, the pro forma statements of operations do not include the synergies expected to be achieved as a result of the acquisition and any associated costs that may be incurred to achieve the identified synergies. Additionally, Fresh2 cannot assure that additional charges will not be incurred in excess of those included in the pro forma additional valuation, auditing, and legal consulting fees of $105,418.40 related to the acquisition, Fresh2’s efforts to achieve operational synergies, or that management will be successful in its efforts to integrate the operations. The pro forma statement of operations also excludes the effects of costs associated with any restructuring and integration activities that may result from the acquisition. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of Fresh2 following the acquisition.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated combined financial statements. In Fresh2’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical financial statements have been adjusted in the unaudited pro forma consolidated combined financial statements to give effect to the acquisition. These adjustments are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma consolidated combined statements of operations, expected to have a continuing impact on Fresh2 following the acquisition.

FRESH2 GROUP LIMITED

(f/k/a ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

[2] Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Consolidated Balance Sheet as of December 31, 2022:

a.	Reflects the issuance of 110,476,291 shares of Fresh2 Class A Ordinary Shares at a price of $0.208 per share (which is the 1/20 of the close price of ADS of Fresh2 as of the date of the Purchase Agreement) as consideration for acquisition of Roxe and adjustments to state Roxe’s assets acquired and liabilities assumed at fair value. A summary of the consideration paid, and the preliminary fair value of the assets acquired, and liabilities assumed is as follows:

Preliminary consideration:
Fresh2 common stock issued to Roxe shareholders	110,476,291
Issued price	0.208
Total consideration	22,923,830

Preliminary fair value of assets acquired:
Current assets
Cash and cash equivalents	7,653
Accounts receivables, net	52,277
Prepaid expenses	-
Other receivable	85,612
Non-current assets
Digital Assets	6,121
Property and equipment, net	5,860
Intangible assets, net	58,967,000
Right of use assets	1,156,010
Total preliminary fair value of assets acquired	60,280,533

Preliminary fair value of liabilities assumed:
Current liabilities
Accounts payable and accrued expenses	2,072,157
Tax payable	-
Other payables	205,354
Current lease liabilities	314,651
Non-current liabilities
Deferred tax liabilities	11,607,375
Noncurrent lease liabilities	1,062,139
Total preliminary fair value of liabilities assumed	15,261,676
Net Assets acquired and liabilities assumed	45,018,857

Fair Value of 49% NCI	19,821,000

Bargain Purchase Gain	2,274,026

The acquisition consideration is allocated to the acquired assets and assumed liabilities based on their estimated fair values, and any excess is initially allocated to the identifiable intangible asset, a cross-border remittance platform. The purchase price exceeded the fair value of net assets acquired by $43,085,857. The Company allocated the $43,085,857 excess to intangible assets, which will be amortized over 5 years. The calculation of the bargain purchase gain entails the determination of the fair value of net assets, subtracting the fair value of the 49% non-controlling interest, and deducting the consideration paid by the Company. The initial allocation is subject to change upon the final valuation which is to be done at the time of closing. Such a change could have a material impact on the Company’s financial statements.

b.	Represents the elimination of Roxe’s historical equity balances.

FRESH2 GROUP LIMITED

(f/k/a ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

c.	Represents the accrual of $105,418.40 in estimated valuation, auditing, and legal consulting fees that are payable as a result of the acquisition of Roxe, which were not reflected in either Fresh2’s or Roxe’s historical financial statements.

Pro Forma Adjustments to the Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2022:

d.	Represents the bargain purchase gain incurred in the acquisition of Roxe. The calculation of the bargain purchase gain entails the determination of the fair value of net assets, subtracting the fair value of the 49% non-controlling interest, and deducting the consideration paid by the Company.

e.	Represents the accrual of $105,418.40 in estimated valuation, auditing, and legal consulting fees that are payable as a result of the acquisition of Roxe, which were not reflected in either Fresh2’s or Roxe’s historical financial statements.

f.	The pro forma basic and diluted net loss per common share was computed by dividing pro forma net loss attributable to Fresh2 by the historical weighted average number of shares of common stock outstanding after giving effect to the issuance of 110,476,291 shares of Fresh2 Class A Ordinary Shares in connection with the acquisition of Roxe, as if the issuance had been completed on January 1, 2022.

[3] Unaudited Pro Forma Adjustment Reflects the Following Two Transactions:

Transaction 1:

	DR	CR
Intangible Assets	43,086
Roxe Class A Shares	-
Roxe Class B Shares	4
Additional Paid-in Capital	10,324
Accumulated deficit	(8,414)
Accumulated other comprehensive income	19
Fresh2 Class A Ordinary Shares		1,105
Additional Paid-in Capital		21,819
Non-controlling Interest		19,821
Bargain Purchase Gain		2,274

The transaction reflects (i) the elimination of Roxe’s historical equity balances; (ii) the issuance of 110,476,291 shares of Fresh2 Class A Ordinary Shares at a price of $0.208 per share as consideration for acquisition of Roxe; (iii) and consideration exceeded the fair value of net assets acquired by $43,085,857, which the Company allocated to the intangible asset, a cross-border remittance platform; (iv) the bargain purchase gain from the acquisition of Roxe.

Transaction 2:

Professional Service Fees	105
Accrued Expenses		105

The transaction reflects the valuation, auditing, and legal consulting fees that are payable as a result of the acquisition of Roxe, which were not reflected in either Fresh2’s or Roxe’s historical financial statements.

FRESH2 GROUP LIMITED

(f/k/a ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

2. Sale of Business

[4] Unaudited Pro Forma Adjustments and Assumptions

The following pro forma adjustments, related to the sale of the Business, are included in the unaudited pro forma condensed balance sheet and the unaudited pro forma condensed statements of operations.

a.	Represents the recovery of the intercompany balances between Fresh2 and the disposed entities that are eliminated in the consolidation.

b.	Represents the transfer of all cash and cash equivalents, prepayments, accounts receivables, amounts due from related parties, inventories, other current assets, property and equipment, land use rights, intangible assets, right-of-use assets, and long-term investments relating to the Business to the Buyers under the terms of the four share purchase agreements.

c.	Represents the transfer of all short-term debts, accounts payables, advances from customers, amounts due to related parties, lease liabilities, accrued expenses, other current liabilities, and other long-term liabilities relating to the Business to the Buyers under the terms of the four share purchase agreements.

d.	Represents the transfer of the non-controlling interest relating to the Business to the Buyers under the terms of the applicable share purchase agreements.

e.	Represents the total cash consideration of $0.5 million paid by the Buyers under the terms of the share purchase agreements entered into on September 18, 2022.

f.	Represents the gain on sale of the Business, which is calculated as follows:

Preliminary Consideration:
1 RMB for Changhe; 1 RMB for Anpac Lishui; 1 USD for Anpac US; $500,000 for Changwei	500
Total consideration	500

Assets and liabilities of the disposed entities:
Assets
Cash and cash equivalents	269
Prepayment	390
Accounts receivable, net	324
Amounts due from related parties, net	(1,040)
Inventories, net	30
Other current assets, net	500
Property and equipment, net	2,491
Land use rights, net	161
Intangible assets, net	27
Right of use assets	1,046
Long-term investments, net	156
Total assets, net	4,354
Liabilities
Short-term debts	725
Accounts payable	303
Advance from customers	719
Amounts due to related parties	201
12,798
Lease liability-current	114
Accrued expenses and other current liabilities	2,666
Deferred tax liabilities	-
Lease liability-non-current	945
Other long-term liabilities	157
Total liabilities	18,628
Non-controlling interest	619
Net assets sold	(14,893)
Gain on disposal	15,393

g.	Represents the write-off of the intercompany receivables from the disposed entities.

h.	Represents the accrual of RMB 30,000 ($4,350) in legal consulting fees that are payable as a result of the sale of the Business.

i.	Represents the elimination of revenues and cost of revenues directly related to the Business for the periods presented.

j.	Represents the elimination of selling and marketing expenses, research and development expenses, general and administrative expenses, impairment of intangible assets, and impairment of goodwill directly related to the Business for the periods presented.

FRESH2 GROUP LIMITED

(f/k/a ANPAC BIO-MEDICAL SCIENCE CO., LTD.)

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

k.	Represents the elimination of interest expenses, foreign exchange loss, share of net gain in equity method investments, other expenses, and income tax benefit directly related to the Business for the periods presented.

l.	Represents the elimination of net loss attributable to non-controlling interests directly related to the Business for the periods presented.

[5] The unaudited pro forma adjustment reflects the following transactions:

Transaction 1:

	DR	CR
Due from Related Parties	12,798
Due to Related Parties		12,798

The transaction reflects the recovery of the intercompany balances between Fresh2 and the disposed entities that are eliminated in the consolidation. After the disposition, the disposed entities should not be consolidated in accordance with ASC810, as a result, the intercompany balances should not be eliminated.

Transaction 2:

	DR	CR
Short-term debts	725
Accounts payable	303
Advance from customers	719
Amounts due to related parties	201
Amounts due to related parties	12,798
Lease liability-current	114
Accrued expenses and other current liabilities	2,666
Lease liability-non-current	945
Other long-term liabilities	157
NCI	619
Other current assets	500
Cash and cash equivalents		269
Prepayment		390
Accounts receivable, net		324
Amounts due from related parties, net		(1,040)
Inventories, net		30
Other current assets, net		500
Property and equipment, net		2,491
Land use rights, net		161
Intangible assets, net		27
Right of use assets		1,046
Long-term investments, net		156
Gain on disposal		15,393

The transaction reflects the net assets transferred, cash consideration, and the gain on sale of the Business.

Transaction 3:

	DR	CR
Bad debt expenses	12,798
Due from Related Parties		12,798

The transaction reflects the write-off of the intercompany receivables from the disposed companies on Fresh2’s books. Pursuant to the four share purchase agreements, the remaining intercompany receivables are waived.

Transaction 4:

	DR	CR
Professional Service Fee	4
Accrued Expenses		4

The transaction reflects the accrual of RMB 30,000 ($4,350) in legal consulting fees that are payable as a result of the sale of the Business.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Class ‘A’ Ordinary Shares and ADSs

The material terms and provisions of our Class ‘A’ ordinary shares and ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 9 and 20 of the accompanying base prospectus, respectively.

Description of Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and being issued to the investors are summarized below. The forms of Warrants have been filed as an exhibit to a Current Report on Form 6-K with the SEC on September 25, 2023 in connection with this offering.

Series C Warrants

The Series C Warrants are exercisable for the holder to subscribe for and purchase up to 258,065 ADSs. The Series C Warrant is exercisable on or after the date of issuance, and until on or prior to 11:59 p.m., New York time, on the seventh (7th) anniversary of date of issuance.

The exercise price shall be 125% of the lower of (i) $1.86 and (ii) the lowest daily VWAP for the 10 trading days prior to the exercise date. The “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the warrant holder.

The Series C Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs. In each such event, the exercise price shall be multiplied by a fraction of which the numerator shall be the number of ordinary shares outstanding immediately before such event and of which the denominator shall be the number of ordinary shares outstanding immediately after such event. Additionally, if we issue ordinary shares for a price less than the exercise price, then immediately after such dilutive issuance, the exercise price shall be adjusted to such lower price and the number of Class “A” ordinary shares and ADSs issuable upon exercise of the Series C Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the Series C Warrants.

There is no established public trading market for the Series C Warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

A holder of the Series C Warrants may exercise their warrants to purchase Class “A” ordinary shares in the form of ADSs by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of shares for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis. Series C Warrants may be exercised in whole or in part. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ordinary shares issuable upon exercise of a warrant. Upon the holder’s exercise of a warrant, we will issue the Class “A” ordinary shares in the form of ADSs issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The ADSs issuable on exercise of the Series C Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series C Warrants, issued and fully paid and non-assessable. We will authorize and reserve sufficient number of ordinary shares for upon exercise of all outstanding warrants.

If, at any time a Series C Warrant is outstanding, we consummate any fundamental transaction, as described in the Series C Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares are converted into or exchanged for other securities or other consideration, we shall purchase the warrant from the warrant holder on the date of such request by paying cash in an amount equal to the Black Scholes Value (as described in the Series C Warrants). If, at any time a Series C Warrant is outstanding, and upon the occurrence of an event of default, as described in the Convertible Notes and generally including failure to file an applicable prospectus supplement with SEC, failure to maintain an effective registration statement, suspension from trading, failure to repay any amount due under the Convertible Notes, bankruptcy, and others, we shall purchase the warrant from the warrant holder on the date of such request by paying cash in an amount equal to the Event of Default Black Scholes Value (as described in the Series C Warrants).

The Series C Warrants holders do not have the rights or privileges of holders of Class “A” ordinary shares and any voting rights until they exercise their warrants and receive Class “A” ordinary shares. After the issuance of Class “A” ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Series C Warrants. If, upon exercise of the Series C Warrants, a holder would be entitled to receive a fractional interest in a share, we may round the number of ADSs issuable to the nearest whole number.

Series D Warrants

The Series D Warrants are exercisable for the holder to subscribe for and purchase up to 283,688 ADSs. The Series D Warrant is exercisable on or after the date of issuance, and until on or prior to 11:59 p.m., New York time, on the second (2nd) anniversary of date of issuance.

The exercise price shall be the lower of (x) $1.41 and (y) 75.83% of the lowest daily VWAP for the ten (10) trading days immediately prior to the exercise date, subject to adjustment.

The Series D Warrants include an adjustment provision in the event of a declaration of share dividends, shares subdivision, and reclassification of ordinary shares or ADSs. In each such event, the exercise price shall be multiplied by a fraction of which the numerator shall be the number of ordinary shares outstanding immediately before such event and of which the denominator shall be the number of ordinary shares outstanding immediately after such event. Additionally, if we issue ordinary shares for a price less than the exercise price, then immediately after such dilutive issuance, the exercise price shall be adjusted to such lower price and the number of Class “A” ordinary shares and ADSs issuable upon exercise of the Series D Warrants shall be adjusted proportionally to maintain the aggregate exercise price of the Series D Warrants.

There is no established public trading market for the Series D Warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

A holder of the Series D Warrants may exercise their warrants to purchase Class “A” ordinary shares in the form of ADSs by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of shares for which the warrant is being exercised in cash. Series D Warrants may be exercised in whole or in part. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ordinary shares issuable upon exercise of a warrant. Upon the holder’s exercise of a warrant, we will issue the Class “A” ordinary shares in the form of ADSs issuable upon exercise of the warrant within two trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The ADSs issuable on exercise of the Series D Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series D Warrants, issued and fully paid and non-assessable. We will authorize and reserve sufficient number of ordinary shares for upon exercise of all outstanding warrants.

If, at any time a Series D Warrant is outstanding, we consummate any fundamental transaction, as described in the Series D Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares are converted into or exchanged for other securities or other consideration, we shall purchase the warrant from the warrant holder on the date of such request by paying cash in an amount equal to the Black Scholes Value (as described in the Series D Warrants). If, at any time a Series D Warrant is outstanding, and upon the occurrence of an event of default, as described in the Convertible Notes and generally including failure to file an applicable prospectus supplement with SEC, failure to maintain an effective registration statement, suspension from trading, failure to repay any amount due under the Convertible Notes, bankruptcy, and others, we shall purchase the warrant from the warrant holder on the date of such request by paying cash in an amount equal to the Event of Default Black Scholes Value (as described in the Series D Warrants).

The Series D Warrant holders do not have the rights or privileges of holders of Class “A” ordinary shares and any voting rights until they exercise their warrants and receive Class “A” ordinary shares. After the issuance of Class “A” ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Series D Warrants. If, upon exercise of the Series D Warrants, a holder would be entitled to receive a fractional interest in a share, we may round the number of ADSs issuable to the nearest whole number.

Description of Convertible Notes

The material terms and provisions of the Convertible Notes being offered pursuant to this prospectus supplement and being issued to the investors are summarized below. The form of Convertible Notes have been filed as an exhibit to a Current Report on Form 6-K with the SEC on September 25, 2023 in connection with this offering. The following summary of certain material terms and provisions of the Convertible Notes does not purport to be a complete description of the Convertible Notes, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Convertible Notes.

Maturity and Interest

The Convertible Notes will mature 18 months after the date of issuance, unless earlier converted, redeemed or repurchased.

The “Interest Rate” of the Convertible Notes shall be either (i) the sum of the Prime Rate that is published in the “Money Rates” column of The Wall Street Journal (Eastern Edition, New York Metro), plus seven percent (7.0%) per annum (not including any applicable default or penalty rate), if paid in cash, or (ii) the sum of the Prime Rate plus ten percent (10.0%) per annum (not including any applicable default or penalty rate), if paid in Ordinary Shares; provided that the Ordinary Shares are valued at a 10% discount to the lowest trading price during the ten (10) Trading Days prior to the time of payment.

The Convertible Notes will bear such Interest Rate until conversion, redemption or repurchase, payable in kind by increasing the principal amount of the outstanding notes or by issuing additional notes in a principal amount equal to such interest on the applicable interest payment date. Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest shall be payable in arrears on the last trading day of each fiscal quarter and shall compound on each such interest date. Interest on the Convertible Notes will be computed on the basis of a 360-day year composed of twelve 30-day months. The interest rate will be increased to eighteen percent (18.0%) per annum upon the occurrence of an Event of Default (as described hereunder).

Ranking

The Convertible Notes shall be senior to all other Indebtedness of the Company, other than certain permitted senior indebtedness, as disclosed in the disclosure schedules to the Securities Purchase Agreement.

Security

The Convertible Notes are unsecured, but shall be senior to all other indebtedness of the Company, other than certain permitted senior indebtedness, as disclosed in the disclosure schedules to the Securities Purchase Agreement.

Conversion

General

A holder may convert the Convertible Notes at the option of such Holder at any time on or after the date of issuance of the Convertible Notes. The Holder is entitled to convert any portion of the outstanding and unpaid conversion amount provided that the portion of conversion amount for such conversion is $30,000 or more into validly issued, fully paid and non-assessable Ordinary Shares. Conversion amount includes the principal of the Convertible Note, accrued and unpaid interest, the make-whole amount, and accrued and unpaid late charges. No fractional shares will be issued conversion. If an issuance would result in the issuance of a fraction of an Ordinary Share, we may round such fraction up to the nearest whole share.

The conversion price is the lower of (i) $1.86 or (ii) the lowest daily VWAP for the 10 Trading Days immediately prior to the applicable conversion date. The number of Ordinary Shares issuable upon conversion is determined by dividing (x) 120% of the conversion amount by (y) the conversion price (the “Conversion Rate”).

Mechanics of Conversion

To convert any conversion amount into Ordinary Shares or ADSs, the Holder shall deliver a copy of an executed notice of conversion on or prior to 11:59 p.m., New York time, on the conversion date. On or before the first (1st) trading day following the receipt of a conversion notice, we shall acknowledge the notice and confirms whether the Ordinary Shares can be resold pursuant to Rule 144 or an effective registration statement.

Before the effective date of the registration statement, we shall issue and deliver a certificate bearing a 1933 Act legend for the converted Ordinary Shares, upon the request of the Holder, on or before the second (2nd) trading day following the receipt of the conversion notice. After the Registration Statement is effective, we shall credit ADSs to the Holder’s DTC account through our depositary, on or before the second (2nd) trading day following the receipt of the conversion notice. The Holder, upon conversion, is treated as the record holder of the Ordinary Shares on the conversion date. Additionally, before the second (2nd) trading day following the receipt of the conversion notice, we shall deliver unlegended ADSs to the Holder in connection with any sale of Registrable Securities under the Securities Purchase Agreement, subject to certain conditions.

If we fail to timely convert the Convertible Notes or the registration statement isn’t available for the resale of converted ADSs, the Holder is entitled to certain remedies. We may be required to make cash payments to the Holder for delays in issuing Ordinary Shares or credit ADSs. If the Holder acquires ADSs corresponding to the unissued Ordinary Shares through other means due to our delay, we may be required to reimburse the Holder.

Pro rata conversion is applied when multiple holders submit conversion notices for the same date.

The Holder and the other attribution parties collectively shall beneficially own no more than 4.99% of the Ordinary Shares outstanding immediately after giving effect to such conversion. Excess conversion shall be null and void and treated as if never made.

Events of Default

Each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Event of Default”:

(i)	failure to file the required prospectus supplement with the SEC within five days of the date of issuance;

(ii)	the required registration statement becomes ineffective or unavailable for selling Registrable Securities for more than five consecutive days or more than ten days in a year;

(iii)	our ADSs are suspended or fail to trade on an Eligible Market for five consecutive trading days, except for the delisting notice received from the Nasdaq on January 13, 2023;

(iv)	failure to cure a conversion failure or delivery failure within five trading days, or notice to holders of our intention not to comply with conversion or exercise requests;

(v)	the aggregate number of ordinary shares issuable upon conversion of this Note and exercise of the Warrants falls below the required amount for 20 consecutive days;

(vi)	failure to pay principal, interest, late charges, or other amounts due under the Convertible Notes for at least five trading days;

(vii)	failure to remove restrictive legends on certificates or Ordinary Shares as required and it remains uncured for at least five days;

(viii)	the occurrence of any default, redemption, or acceleration on more than $150,000 of our indebtedness (excluding Chinese Subsidiaries);

(ix)	initiation of bankruptcy, insolvency, or liquidation proceedings by or against us or any of our subsidiaries (excluding Chinese Subsidiaries) that is not dismissed within 30 days;

(x)	voluntary initiation bankruptcy proceedings, by us or any of our subsidiaries (excluding Chinese Subsidiaries);

(xi)	entry of a court decree in bankruptcy or insolvency against us or any of our subsidiaries (excluding Chinese Subsidiaries) for 30 consecutive days;

(xii)	final judgments totaling more than $300,000 are rendered against us and not satisfied or stayed within 30 days;

(xiii)	default on other payments exceeding $300,000 or other circumstances that would result in a material adverse effect by against us or any of our subsidiaries (excluding Chinese Subsidiaries);

(xiv)	any breach of representation, warranty, covenant, or term in the Securities Purchase Agreement, the Convertible Notes, the Warrants, and other relevant documents in connection with the transactions contemplated thereby (the “Transaction Documents”), that is not cured for five consecutive trading days;

(xv)	a false or inaccurate certification by us regarding the occurrence of any Event of Default;

(xvi)	any breach or failure to comply with any covenants under the Convertible Notes;

(xvii)	the occurrence of a Material Adverse Effect, as defined in the Securities Purchase Agreement;

(xviii)	the Transaction Documents cease to be valid, binding, and enforceable due to a breach by us, or if their validity or enforceability is contested.

In the event of an Event of Default, the Holder has the right to demand redemption of all or a portion of the Convertible Note by sending a written notice. The redemption price is the greater of (i) the product of the conversion amount to be redeemed and 125%, and (ii) the product of the Conversion Rate in effect at the time the Event of Default redemption notice is delivered, multiplied by the Redemption Premium, and multiplied by the average Closing Sale Price (usually the last closing trade price for the relevant security on the Principal Market, as reported by Bloomberg) of Ordinary Shares from the day before the Event of Default until the Company makes the complete payment.

Upon the occurrence of any Bankruptcy Event of Default, the Company must immediately pay the Holder in cash. This payment includes all outstanding principal, accrued and unpaid Interest, accrued and unpaid late charges on principal and interest, multiplied by 125%. The Holder has the discretion to waive this right to receive payment upon a Bankruptcy Event of Default, either in whole or in part.

Change of Control Redemption

We must notify the Holder about an upcoming Change of Control at least 20 trading days but no later than 10 trading days before it happens. During this period and upon receipt of the notification, the Holder can require us to redeem all or part of the Convertible Notes in cash at a price equal to the greatest of (i) the product of (w) the 120% multiplied by (y) the conversion amount being redeemed, (ii) the product of (x) the 120% multiplied by (y) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient determined by dividing (I) the average Closing Sale Price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control redemption notice by (II) the conversion price then in effect and (iii) the product of (y) the 120% multiplied by (z) the product of (A) the conversion amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Ordinary Share to be paid to the holders of the Ordinary Shares upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the trading day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the trading day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the conversion price then in effect.

Change of Control refers to a fundamental transaction, which generally includes any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares are converted into or exchanged for other securities or other consideration, other than (i) any merger involving the Company or its wholly or majority-owned subsidiaries, (ii) a merger, reorganization, recapitalization, or reclassification of the Company or its subsidiaries, where the majority of voting power remains with the same holders, (iii) the majority of directors on the Company’s board remains unchanged after a fundamental transaction, (iv) the shareholder holding the greatest number of Ordinary Shares (including those represented by ADSs) or the one with the most voting power or control over the board composition remains the same, and (v) a migratory merger solely aimed at changing the jurisdiction of incorporation for the Company or its subsidiaries.

Governing Law

The Convertible Notes are governed by, and construed in accordance with, the laws of the State of New York.

TAXATION

The following summary of the material British Virgin Islands, PRC and U.S. federal income tax consequences of an investment in our ADSs or Class ‘A’ ordinary shares, Convertible Notes and Warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities’, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the British Virgin Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our counsel as to British Virgin Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Zhong Lun Law Firm, our counsel as to PRC law.

BVI Taxation

Our company and all dividends, interest, rents, royalties, compensation and other amounts paid by our company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of our company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of our company.

All instruments relating to transfers of property to or by our company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of our company and all instruments relating to other transactions relating to the business of our company are exempt from payment of stamp duty in the BVI. This assumes that our company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our company or its members.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the organizations and personnel of the day-to-day operational management are in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We do not believe that Fresh2 meets all of the conditions above. Fresh2 is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of our board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of the PRC are not PRC resident enterprises, either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that Fresh2 is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, according to the PRC EIT Law, its implementation rules and the Circular of the SAT on Issues concerning the Withholding of Enterprise Income Tax at Source on Non-Resident Enterprises, or SAT Public Notice 37, non-resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or Class ‘A’ ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, according to the PRC Individual Income Tax Law article 3, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Fresh2 would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Fresh2 is treated as a PRC resident enterprise.

Provided that Fresh2, is not deemed to be a PRC resident enterprise, holders of our ADSs and Class ‘A’ ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares, ADSs, Convertible Notes or Warrants. However, under SAT Public Notice 7 and SAT Public Notice 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Public Notice 7 and SAT Public Notice 37, and we may be required to expend valuable resources to comply with SAT Public Notice 7 and SAT Public Notice 37, or to establish that we should not be taxed under these circulars. See “Item 3. Key Information - D. Risk Factors - Risks Relating to Doing Business in China - We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.”

United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants. In particular, this summary is directed only to U.S. Holders that hold Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants as capital assets, and does not address particular tax consequences that may be applicable to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax-exempt entities, regulated investment companies, entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our stock by vote or value, persons holding Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or non-U.S. taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants.

You should consult your own tax advisors about the consequences of the acquisition, ownership and disposition of the Class ‘A’ ordinary shares, ADSs, Convertible Notes, Series C Warrants or Series D Warrants, including the relevance to your particular situation of the considerations discussed below and any consequences arising under non-U.S., state, local or other tax laws.

ADSs

In general, if you are a U.S. Holder of ADSs, you will be treated, for U.S. federal income tax purposes, as the beneficial owner of the underlying Class ‘A’ ordinary shares that are represented by those ADSs. References to “shares” below apply to both Class ‘A’ ordinary shares and ADSs, unless the context indicates otherwise.

Taxation of Dividends

Subject to the discussion below under “Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our shares (including amounts, if any, withheld in respect of PRC taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend, in the case of Class ‘A’ ordinary shares, or the date the depositary receives the dividends, in the case of ADSs, and will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

Subject to certain exceptions for short-term and hedged positions, the dividends received by a non-corporate U.S. Holder with respect to the shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the shares will be treated as qualified dividends if:

●	the shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

●	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC.

The ADSs are listed on the Nasdaq Capital Market, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. Based on our audited financial statements, the manner in which we conduct our business, and relevant market and shareholder data, we do not believe we were a PFIC for U.S. federal income tax purposes with respect to our prior taxable year. In addition, based on our audited financial statements, the manner in which we conduct our business, relevant market and shareholder data and our current expectations regarding the value and nature of our assets, and the sources and nature of our income, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. U.S. Holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Because the Class ‘A’ ordinary shares are not themselves listed on a U.S. exchange, dividends received with respect to Class ‘A’ ordinary shares that are not represented by ADSs may not be treated as qualified dividends. U.S. Holders should consult their own tax advisors regarding the potential availability of the reduced dividend tax rate in respect of the Class ‘A’ ordinary shares.

In the event that we are deemed to be a PRC resident enterprise under the PRC EIT Law (see “Taxation - People’s Republic of China Taxation”), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our shares. In that case, we may, however, be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “Treaty”). If we are eligible for such benefits, dividends we pay on our shares would be eligible for the reduced rates of taxation described above (assuming we are not a PFIC in the year the dividend is paid or the prior year). Dividend distributions with respect to our shares generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any PRC income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such PRC income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit or the deductibility of foreign taxes under their particular circumstances.

U.S. Holders that receive distributions of additional shares or rights to subscribe for shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of Shares

Subject to the discussion below under “Passive Foreign Investment Company Status,” upon a sale, exchange or other taxable disposition of the shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the shares. Such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of the shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a PRC tax is imposed on the sale or other disposition of the shares, a U.S. Holder who does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such PRC tax. However, in the event that gain from the disposition of the shares is subject to tax in the PRC, and a U.S. Holder is eligible for the benefits of the Treaty, such U.S. Holder may elect to treat such gain as PRC source gain under the Treaty. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the shares.

Deposits and withdrawals of Class ‘A’ ordinary shares by U.S. Holders in exchange for ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes.

Passive Foreign Investment Company Status

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if, taking into account our proportionate share of the income and assets of our subsidiaries under applicable “look-through” rules, either

●	75 percent or more of our gross income for the taxable year is passive income; or

●	the average percentage of the value of our assets that produce or are held for the production of passive income is, based on the average of four quarterly testing dates, at least 50 percent (the “asset test”).

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. The asset test is generally applied using the fair market values of a non-U.S. corporation’s assets but is applied using adjusted tax bases of the assets if the non-U.S. corporation is a CFC and is not publicly traded for the year. We have been publicly traded since our initial public offering completed on February 3, 2020 and expect that we will be treated as publicly traded for 2023 and subsequent years. Accordingly, we believe that the PFIC asset test should be applied using the fair market values of our assets. U.S. Holders should consult their own tax advisors regarding the application of these rules and the appropriate valuation of our assets for purposes of the PFIC asset test, as well as the desirability of making a mark-to-market election (discussed below).

Based on our audited financial statements, the manner in which we conduct our business, relevant market and shareholder data and our current expectations regarding the value and nature of our assets and the sources and nature of our income, we do not believe that we were a PFIC in our taxable year ending December 31, 2022, and we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future. However, because the PFIC tests must be applied each year, and the composition of our income and assets and the value of our assets may change, it is possible that we may become a PFIC in the current or a future year. In particular, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ADSs, fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years.

In the event that we are classified as a PFIC in any year during which a U.S. Holder holds our shares and such U.S. Holder does not make a mark-to-market election, as described in the following paragraph, the U.S. Holder will be subject to a special tax at ordinary income tax rates on “excess distributions,” including certain distributions by us (generally, distributions that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the shares) and gain that the U.S. Holder recognizes on the sale or other disposition of our shares. The amount of income tax on any excess distributions will be increased by an interest charge to compensate for tax deferral, calculated as if the excess distributions were earned ratably over the period that the U.S. Holder holds its shares. Further, if we are a PFIC for any year during which a U.S. Holder holds our shares, we generally will continue to be treated as a PFIC for all subsequent years during which such U.S. Holder holds our shares unless we cease to be a PFIC and the U.S. Holder makes a special “purging” election on IRS Form 8621. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of his or her shares at death.

A U.S. Holder may be able to avoid the unfavorable rules described in the preceding paragraph by electing to mark its ADSs to market, provided the ADSs are treated as “marketable stock.” The ADSs generally will be treated as marketable stock if the ADSs are “regularly traded” on a “qualified exchange or other market” (which includes the NASDAQ Global Market). It should also be noted that it is not currently intended that the Class ‘A’ ordinary shares will be listed on any stock exchange. Consequently, a U.S. Holder that holds Class ‘A’ ordinary shares that are not represented by ADSs may not be eligible to make a mark-to-market election. If the U.S. Holder makes a mark-to-market election, (i) the U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of its ADSs at year-end over the U.S. Holder’s basis in those ADSs and (ii) the U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of the U.S. Holder’s basis in its ADSs over their fair market value at year-end, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s adjusted tax basis in its ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, any gain the U.S. Holder recognizes upon the sale of the U.S. Holder’s ADSs in a year in which we are PFIC will be taxed as ordinary income in the year of sale, and any loss the U.S. Holder recognizes upon the sale will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-mark election.

A U.S. Holder that owns an equity interest in a PFIC must annually file IRS Form 8621. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

If we are a PFIC for any taxable year during which a U.S. Holder holds our shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders should consult their own tax advisors about the possible application of the PFIC rules to any of our subsidiaries.

U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax considerations discussed above and the desirability of making a mark-to-market election.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of US$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult their own tax advisors regarding the possible application of these rules to their investment, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the shares that are paid to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

A holder that is not a U.S. Holder may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup.

PLAN OF DISTRIBUTION

We have entered into the Securities Purchase Agreement directly with JAK Opportunities V LLC, the investor in this offering, pursuant to which we have agreed to sell to such investors an aggregate of (i) $2,000,000 of Convertible Notes, (ii) Series C Warrants to purchase up to 1,290,323 ADSs, and (iii) Series D Warrants to purchase up to 1,418,440 ADSs. We negotiated the price for the Convertible Notes, the Series C Warrants, and the Series Warrants offered in this offering with the investor. The factors considered in determining the price of the Convertible Notes, the Series C Warrants and the Series D Warrants included the recent market price of our ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The parties anticipate that closing shall occur in two tranches, with the first tranche to close on September 25, 2023, and the second tranche to close within 45 days following September 25, 2023 at such time as the Company has filed its financials statements for the six months ended June 30, 2023 with the SEC. The amounts to be sold at each tranche closing are:

(a)	$400,000 of Convertible Notes, (ii) Series C Warrants to purchase up to 258,065 ADSs, and (iii) Series D Warrants to purchase up to 283,688 ADSs (the first closing). and

(b)	$1,600,000 of Convertible Notes, (ii) Series C Warrants to purchase up to 1,032,258 ADSs, and (iii) Series D Warrants to purchase up to 1,134,752 ADSs (the second closing).

Pursuant to the Securities Purchase Agreement, without the prior approval of investor, we will be precluded from engaging in subsequent equity or equity-linked securities offerings, or from filing with the SEC any registration statement, or amendment or supplement thereto, except with respect to this offering, for a period of 30 trading days from closing of this offering, subject to certain exceptions.

In addition, pursuant to the Securities Purchase Agreement, we are prohibited for a period of eighteen months following the signing of the Securities Purchase Agreement with certain limited exceptions, from effecting or entering into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, our ordinary shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market of our ordinary shares; or

●	enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

We also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We estimate expenses payable by us in connection with this offering will be approximately $130,000.

After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $234,000.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Depositary

Our depositary is Citibank, N.A. which administers our ADSs. Its principal executive offices are located at 388 Greenwich Street New York, NY 10013.

Warrant Agent

We are acting as the Warrant Agent for the Series C Warrants and the Series D Warrants.

Listing

Our ADSs representing our Class ‘A’ ordinary shares are listed on the Nasdaq Capital Market under the symbol “FRES.”

LEGAL MATTERS

The validity of the Convertible Notes, Series C Warrants and Series D Warrants and other legal matters as to British Virgin Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Carter Ledyard & Milburn LLP, New York, Nw York, will be passing on matters of United States law for us with respect to the securities offered hereby.

EXPERTS

The consolidated financial statements of Fresh2 Group Limited as of and for the years ended December 31, 2020, 2021 and 2022 in the Company’s Annual Report on Form 20-F, which are incorporated by reference in this prospectus supplement, accompanying base prospectus, and registration statement, have been audited by Friedman LLP (which was combined with Marcum LLP on September 1, 2022), independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of such firm as experts in accounting and auditing.

We were notified by Friedman LLP that effective September 1, 2022, Friedman combined with Marcum LLP and continued to operate as an independent registered public accounting firm. Friedman continued to serve as the Company’s independent registered public accounting firm through January 11, 2023. On January 12, 2023, the audit committee of the board of directors of the Company approved the engagement of Marcum Asia CPAs LLP (“Marcum Asia”) to serve as the independent registered public accounting firm of the Company. The services previously provided by Friedman are now provided by Marcum Asia.

Friedman’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, scope of accounting principles, except that such reports expressed doubt regarding the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and through January 12, 2023, there were no disagreements with Friedman on any matters of accounting principles or practices, financial statement disclosure or auditing scope which, if not resolved to the satisfaction of Friedman, would have caused Friedman to make reference to such matters in their reports.

For the fiscal years ended December 31, 2021 and 2020 and through January 12, 2023, except for the material weaknesses in internal control reported by management in Item 15 of the Company’s Form 20-F filed with U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022, there were no other reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

During the two most recent fiscal years and in the subsequent period through January 12, 2023, the Company did not consult with Marcum Asia with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The consolidated financial statements of the Company as of and for the year ended December 31, 2019 appearing in the Company’s Annual Report on Form 20-F, was audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statement is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our securities (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is our subsidiary, Fresh2 Group Inc., 650 5th Ave Suite 2416 New York, NY 10019-6108.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC. We maintain our website at https://fresh2.co/investors.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us. As of June 30, 2023, the Company was no longer qualified as a Foreign Private Issuer, as defined in Rule 405 of Regulation C under the Securities Act of 1933 and Rule 3b-4 under the Securities Exchange Act of 1934. As such, the Company will not be exempt from requirements for a domestic issuer under the Exchange Act, including the exemptions described above, as of January 1, 2024.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on May 16, 2022.

●	Our Current Reports on Form 6-K, filed with the SEC on January 20, 2023 (2 filings), January 24, 2022, February 9, 2023, February 13, 2022, February 15, 2023,, March 6, 2023, March 7, 2023, March 20, 2023, March 23, 2023, April 4, 2023, April 5, 2023, April 7, 2023, April 10, 2023 (1st filing), April 10, 2023 (2nd filing), May 10, 2023, May 16, 2023, May 17, 2023, June 15, 2023 (1st filing), June 15, 2023 (2nd filing), July 7, 2023, July 17, 2023, July 21, 2023 (1st filing), July 21, 2023 (2nd filing), July 26, 2023, July 28, 2023 (1st filing), July 28, 2023 (2nd filing), August 15, 2023, August 21, 2023, August 28, 2023, September 12, 2023.

The description of our securities contained in our registration statement on Form 8-A (File No. 001-39137), filed with the SEC on November 15, 2019, and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Fresh2 Group Limited

650 5th Ave Suite 2416

New York, NY 10019-6108

United States
Telephone: +1-917-397-6890

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

PROSPECTUS

AnPac Bio-Medical Science Co., Ltd.

$50,000,000

Class A Ordinary Shares

American Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Convertible Debt Securities

Rights

Units

We may, from time to time, in one or more offerings, offer and sell up to $50,000,000 of any combination, together or separately, of our American Depositary Shares, each representing one Class ‘A’ ordinary share (“ADSs”), Class ‘A’ ordinary shares, par value $0.01 per share, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus, all documents incorporated by reference and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ADSs, each representing one Class ‘A’ ordinary share, are traded on the Nasdaq Global Market under the symbol “ANPC”. As of May 27, 2021, we had 10,176,868 outstanding Class ‘A’ ordinary shares and 2,863,100 outstanding Class B ordinary shares, of which approximately 6,286,168 Class ‘A’ ordinary shares were held by non-affiliates. As the closing price of our ADSs on the Nasdaq Global Market on April 6, 2021 was $6.13, the aggregate market value of our outstanding ordinary shares held by non-affiliates using was approximately $38,534,210. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 months prior to the date of this prospectus. We have recently experienced price volatility in our stock. On May 27, 2021 the last reported sale price of our ADSs on the Nasdaq Global Market was $4.63 per ADS. During the period from January 1, 2021 to the date of this prospectus, our common stock has traded at a low of $4.03 and a high of $12.09. See related risk factors in our most recent annual report, as amended, on Form 20-F for the year ended December 31, 2020 (the “Annual Report”).

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus, the applicable prospectus supplement and any documents incorporated herein by reference before you make your investment decision.

Neither the Securities and Exchange Commission, British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires:

●	“ADME test” refers to our immunology test named AnPac Defense Medical Examination;

●	“ADRs” refers to the American depositary receipts that evidence our ADSs;

●	“ADSs” refers to our American depositary shares, each of which represents one Class ‘A’ ordinary share;

●	“CDA test” refers to our cancer screening and detection test using the CDA technology;

●	“CDA-based tests” refers to either or both of our CDA tests and combination tests;

●	“China” or “PRC” refers to the People’s Republic of China, excluding, Hong Kong, Macau and Taiwan;

●	“Class ‘A’ ordinary shares” refers to our Class A ordinary shares of par value US$0.01 per share;

●	“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.01 per share;

●	“combination test”, which we also refer to as the APCS (AnPac Pan Cancer Screening test), refers to a test that combines our CDA test with an auxiliary test based on another cancer screening and detection technology, such as biomarker-based test (which have historically been our primary combination test) and the ct-DNA test, using our proprietary algorithm;

●	“detection” of cancers by our CDA-based device or tests refers to the detection of the risk of whether cancer may occur or has occurred, not to cancer diagnosis, and “detect” has the corresponding meaning;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“shares” or “ordinary shares” refers to our ordinary shares, including Class ‘A’ and Class B ordinary shares, par value US$0.01 per share;

●	“US$,” “U.S. dollars,” “$” or “dollars” refers to the legal currency of the United States; and

●	“we,” “us,” “our company,” “our,” “AnPac” or “AnPac Bio” refers to AnPac Bio-Medical Science Co., Ltd. and its subsidiaries;

Our reporting currency is the Renminbi. Certain of our financial data on this Form F-3 are translated into U.S. dollars solely for the reader’s convenience. Unless otherwise noted, all convenience translations from Renminbi to U.S. dollars on this Form F-3 were made at a rate of RMB6.5250 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System on December 31, 2020. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rate stated above, or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions.

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” sections in this prospectus, documents incorporated herein by reference and the prospectus supplement. Moreover, we operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

OUR COMPANY

Overview

We are a biotechnology company focusing on early cancer screening and detection. We market and sell a multi-cancer screening and detection test that uses our innovative, patented CDA technology and our proprietary CDA device. In addition to early cancer screening and detection, our CDA technology has demonstrated potential to assist physicians in cancer diagnosis, prognosis and recurrence.

Our CDA technology provides a comprehensive platform, on which we have developed our CDA test and our proprietary CDA device. Our CDA test can detect and assess an individual’s overall cancer risk with high accuracy, including early stage cancer. We also offer combination tests that combine our CDA test with auxiliary tests based on other cancer screening and detection technologies to detect the risk of specific cancer types. We have historically primarily combined our CDA test with the biomarker-based test in our combination tests. We began offering a new combination test product named APCS in the second quarter of 2020, which combines our CDA test with the ct-DNA test. When we refer to our technology or tests as a “cancer screening and detection” technology or test, we refer to the detection and assessment of the risk of cancer occurrence, not to cancer diagnosis.

Our CDA technology focuses on biophysical properties in human blood. Recent studies have shown that there is a correlation between certain biophysical properties, including acoustical, electrical, magnetic, nano-mechanical and optical properties, and cancer occurrence. These studies have revealed that biophysical properties could be important non-genetic aspects of the micro-environment regulating the balance between normal cell growth and carcinogenesis (cancerous growth), which may lead to cancer occurrence. Biophysical properties’ physical expressions of information in the blood can indicate risks of pre-cancerous states and cancers. These biophysical signals change over time as cancer occurs, progresses or regresses. Our proprietary CDA device uses an integrated sensor system to detect certain biophysical signals in blood samples. After collecting data on these signals, we use our CDA technology and proprietary algorithm to measure and analyze these signals at multiple biological levels (including the protein, cellular and molecular levels) and with multiple parameters (including the overall CDA value, the PTF value and the CTF value). According to Frost & Sullivan, we are one of the first biotechnology companies worldwide to focus on the detection and measurement of cancers’ biophysical properties. In our industry and related research fields, our CDA technology, as well as CTCs, ct-DNA, exosome, mRNAs and other emerging technologies, are known as “next-generation” cancer screening and detection technologies.

Our CDA technology provides a highly accurate, early-stage risk assessment of the occurrence of cancer. As of December 31, 2020, our CDA technology had been shown in numerous retrospective validation studies to be able to detect the risk of 26 cancer types with high sensitivity and specificity rates. These 26 cancers accounted for over 80% of the cancer incidences in China from 2013 to 2018, according to Frost & Sullivan. Our CDA technology requires only a standard blood sample from a tested individual, which minimizes the inconvenience and invasive procedures and avoids the harmful side effects that are inherent to many other technologies.

We have established a test database that as of March 31, 2021, consisted of over 222,200 blood samples of various age, sex and disease groups. Our database included approximately 178,300 samples from our commercial CDA-based tests and approximately 43,900 samples from our research studies. According to Frost & Sullivan, we ranked third worldwide among companies offering next-generation early cancer screening and detection technologies in terms of the number of clinical samples for cancer screening and detection as of May 2020. For purposes of these rankings, we had over 43,900 clinical samples as of May 2021, which represented the historical aggregate number of participants enrolled in our research studies that were developed in clinical sites qualified by competent authorities, such as the NMPA. In addition, among companies offering next-generation early cancer screening and detection technologies in China, in 2019 we ranked first in terms of volume of commercial cancer screening and detection tests conducted, according to Frost & Sullivan.

We have established two clinical laboratories in China and two clinical laboratories in the United States. Our principal laboratory is a licensed biomedical clinical laboratory located in Lishui, Zhejiang Province, China, where we perform our commercial CDA-based tests (including our CDA tests and combination tests), as well as a variety of other tests (including immunological and biochemical tests). Our laboratory in Haikou, Hainan Province, China is a licensed genomics clinical laboratory where we perform gene sequencing tests. In addition to these two clinical laboratories, we also have a research and development center located in Shanghai, China, where we develop our next-generation cancer screening and detection technology and tests. In the United States, we have a California-licensed clinical laboratory located in San Jose, California for which we obtained CAP accreditation and a CLIA Certificate of Accreditation in March 2020. In addition, we obtained a CLIA Certificate of Registration for our new laboratory in Philadelphia, Pennsylvania in August 2020. We have applied for a Pennsylvania state laboratory permit and plan to seek accreditation from CAP for this new laboratory. Both of our laboratories in the United States are equipped to perform our CDA tests and biochemical tests. The biochemical tests are cancer tumor biomarker tests. We plan to also conduct COVID-19 antibody tests in these two laboratories. We have entered into research agreements with U.S. universities and academic medical centers, and we are in discussions with other U.S. hospitals, medical institutions, CROs, managed care companies and other health organizations, to conduct research studies on our CDA technology at our San Jose and Philadelphia laboratories. Our Philadelphia laboratory is currently conducting research using the CDA technology and plans to conduct a correlation study with another qualified laboratory to validate a COVID-19 antibody test using Roche’s FDA authorized equipment.

As of March 31, 2021, we had filed 237 patent applications globally; among these, 142 patents had been granted, including 65 in greater China (including eight in Taiwan) and 20 in the United States, and 95 patent applications were pending in China, the United States and other countries and regions. Our patent applications broadly cover apparatus and methods for early stage disease detection, and they strategically encompass important specific embodiments of these apparatus and methods.

We performed our first commercial CDA-based test in China in 2015 and have generated revenue since then. The number of commercial CDA-based tests (inclusive of CDA tests and combination tests) we sold increased significantly from 41,607 in 2018 to 52,428 in 2019, and it decreased to 41,354 in 2020 primarily due to the impact of COVID-19. In mid-2020, we launched two new products, including our ADME immunology test and APCS cancer screening and detection test (which is included in our combination tests). Our revenue from sales of cancer screening and detection tests increased by 8.6% from 2018 to RMB10.4 million in 2019 and by 77.7% from 2019 to RMB18.5 million (US$2.8 million) in 2020. Our total revenues increased by 5.8% from 2018 to RMB10.8 million in 2019 and by 89.1% from 2019 to RMB20.5 million (US$3.2 million) in 2020. In the United States, we plan to commence marketing our CDA test as a laboratory developed test in the future.

Impact of the COVID-19 Pandemic

Since December 2019, there has been an outbreak of a novel strain of coronavirus (COVID-19) in China and around the world. COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the coronavirus a pandemic on March 11, 2020. In response to this pandemic, China, the United States and many other countries and jurisdictions have taken, and may continue to adopt, additional restrictive measures to contain the virus’s spread, such as quarantines, travel restrictions and work from home policies. These measures have slowed down the development of the Chinese economy and the U.S. economy and adversely affected the global economic conditions and financial markets. We currently derive all our revenues in China, and we have two laboratories in the United States. The outbreak of this virus caused wide-ranging business disruptions and traffic restrictions in China and the United States in 2020, and with its continued spread globally, the virus’s adverse impact on business activities, travels and overall GDP in China, the United States and other parts of the world has been unprecedented and is expected to continue in the foreseeable future. While the Chinese government’s efforts have slowed down the virus’s spread, there has been resurgences in China from time to time, particularly in winter and spring. As the pandemic expands globally, the world economy is suffering a noticeable slowdown. Commercial activities throughout the world have been and could continue to be curtailed with decreased consumer spending, business operation disruptions, interrupted supply chains, difficulties in travel, and reduced workforces.

As a result of the pandemic of COVID-19 in China, the United States and the world, our operations have been, and may continue to be, adversely impacted by disruptions in business activities, commercial transactions and general uncertainties surrounding the duration of the outbreaks and the various governments’ business, travel and other restrictions. These adverse effects could include our ability to market and conduct our tests in China, commercialize our tests in the United States and carry out research studies and activities in China and the United States, temporary closures of our laboratory facilities and offices in China and the United States and our customers’ and suppliers’ facilities, delayed supply of products and services from our suppliers, and delayed or cancelled orders from our customers (such as due to temporary decreased demand for disease screening and detection or physical checkup services or generally due to reduced commercial activities). In addition, our business operations could be disrupted if any of our employees is suspected of contracting the coronavirus or any other epidemic disease, since our employees could be quarantined and/or our offices be shut down for disinfection. In particular, the closing of blood sampling points countrywide in China as a measure by the Chinese government to contain the spread of COVID-19, significantly reduced the number of samples that we could collect for our CDA-based tests and adversely affected the sale of our CDA-based tests in the first half of 2020. There were also delays of orders and cancellation of some orders for planned CDA tests and physical checkups from our customers in 2020. In addition, we followed recommendations of local health authorities to minimize exposure risks for our employees, including temporarily closing our laboratories in China from the Chinese New Year to February in 2020 and our laboratories in the United States for a few months in 2020, and having our employees in China and the United States work remotely for some time in 2020. Moreover, our plan to commercialize our CDA test in the United States has been delayed, and will likely continue to be adversely affected, by the COVID-19 outbreak in the United States. Although we have validated a COVID-19 antibody test using Roche’s FDA authorized equipment, we have not begun to commercialize our offering of this test and we cannot guarantee the market acceptance of and demand for this test. We have no control over the development of the COVID-19 situations in China, the United States or around the world and therefore cannot assure you that we will be able to maintain a revenue growth in future periods.

The downturn brought by and the duration of the coronavirus pandemic is difficult to assess or predict and the actual effects will depend on many factors beyond our control, including the increased world-wide spread of COVID-19 and the relevant governments’ actions to contain COVID-19 or treat its impact. While China, the U.S. and many other countries have been administering COVID-19 vaccines, it remains uncertain whether and when the vaccines will be able to effectively contain the pandemic. The extent to which COVID-19 continues to impact our results remains uncertain, and we are closely monitoring its impact on us. Our business, results of operations, financial condition and prospects could be adversely affected directly, as well as to the extent that the coronavirus or any other epidemic harms the Chinese and the United States’ economies in general.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Corporate Information

Our principal executive offices are located at 801 Bixing Street, Bihu County, Lishui, Zhejiang Province 323006, People’s Republic of China. Our telephone number at this address is +86-578-2051-6666. Our registered office in the BVI is located at the office of Maples Corporate Services (BVI) Limited at Kingston Chambers, P.O. Box 173, Road Town, Tortola, BVI.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.anpacbio.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is AnPac Technology USA Co., Ltd., or AnPac US, located at Suite 127, 2260 Clove Drive, San Jose, CA 95128.

Below is a chart illustrating our current corporate structure:

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties identified in this prospectus and set forth under the heading “Item 3.Key Information - D. Risk Factors” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for the advancement of our research and development activities, working capital and general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8. Financial Information - A. Consolidated Statements and Other Financial Information - Dividend Policy” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

MARKET PRICE

Our ADSs, each representing one Class ‘A’ ordinary share, have been listed on the Nasdaq Global Market since January 30, 2020 and trade under the symbol “ANPC.”

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Global Market prior to the filing of this prospectus.

	Market Price Per Share
	High	Low
Quarter Ending:
March 31, 2020 (from January 31, 2020)	$12.18	$5.22
June 30, 2020	$9.47	$5.06
September 30, 2020	$10.60	$3.65
December 31, 2020	$8.65	$3.15
March 31, 2021	$12.09	$5.15
June 30, 2021 (through May 27, 2021)	$6.57	$4.03

DESCRIPTION OF SHARE CAPITAL

We are a BVI business company limited by shares and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act (the “BVI Act”). The following are summaries of material provisions of our Third Amended and Restated Memorandum and Articles of Association in effect as of the date of this prospectus insofar as they relate to the material terms of our ordinary shares.

Memorandum and Articles of Association (the “M&A”)

The following discussion describes our M&A:

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act, the objects for which our company is established are unrestricted and our Company shall have full power and authority to carry out any object not prohibited by the laws of the BVI. Our register of members will be maintained by our share registrar, Maples Fund Services (Cayman) Limited. Under the BVI Act, only registered holders of a share shall be entitled to (a) exercise any voting rights attaching to the share, receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where shares are registered in the name of a nominee, the nominee, as a shareholder of the BVI company, shall be entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s M&A, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the M&A) vote on a transaction in which he has an interest. In accordance with, and subject to, our M&A, the directors may by resolution of directors exercise all the powers of the company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the company or of any third party.

Rights, Preferences and Restrictions of Ordinary Shares. Subject to the restrictions described under the section titled “Dividend Policy” above, our directors may (subject to the M&A) authorize dividends at such time and in such amount as they determine. In the event of a liquidation or dissolution of the company, the holders of ordinary shares are (subject to the M&A) entitled to share ratably in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the company and after provision is made for each class of shares (if any) having preference over the ordinary shares if any at that time. There are no sinking fund provisions applicable to our ordinary shares. Holders of our ordinary shares have no pre-emptive rights. Subject to the provisions of the BVI Act, we may, (subject to the M&A) with shareholder consent, repurchase our ordinary shares provided always that the company will, immediately after the repurchase, satisfy the solvency test. The company will satisfy the solvency test, if (i) the value of the company’s assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due.

In accordance with the BVI Act:

(i)	the company may purchase, redeem or otherwise acquire its own shares in accordance with either (a) Sections 60, 61 and 62 of the BVI Act (save to the extent that those Sections are negated, modified or inconsistent with provisions for the purchase, redemption or acquisition of its own shares specified in the company’s M&A); or (b) such other provisions for the purchase, redemption or acquisition of its own shares as may be specified in the company’s M&A. The company’s M&A provide that such Sections 60, 61 and 62 of the BVI Act do not apply to the company; and

(ii)	where a company may purchase, redeem or otherwise acquire its own shares otherwise than in accordance with Sections 60, 61 and 62 of the BVI Act, it may not purchase, redeem or otherwise acquire the shares without the consent of the member whose shares are to be purchased, redeemed or otherwise acquired, unless the company is permitted by the M&A to purchase, redeem or otherwise acquire the shares without that consent; and

(iii)	unless the shares are held as treasury shares in accordance with Section 64 of the BVI Act, any shares acquired by the company are deemed to be canceled immediately on purchase, redemption or other acquisition.

Variation of the Rights of Shareholders. As permitted by the BVI Act and our M&A, whenever the capital of our company is divided into different classes, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of not less than two-thirds (2/3rds) of the issued shares of that class or with the sanction of a resolution of our shareholders passed at a separate meeting of the holders of the shares of that class by the holders of not less than two-thirds (2/3rds) of the issued shares of that class.

Ordinary Shares. Our ordinary shares are divided into Class ‘A’ ordinary shares and Class B ordinary shares. Holders of our Class ‘A’ ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the BVI may freely hold and vote their shares.

Conversion. Each Class B ordinary share is convertible into one (1) Class ‘A’ ordinary share at any time by the holder thereof. Class ‘A’ ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person other than holders of Class B ordinary shares or their affiliates, or upon a change of ultimate beneficial ownership of the holder of any Class B ordinary share to any person or entity who is not an affiliate of the holder, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class ‘A’ ordinary shares.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each Class ‘A’ ordinary share shall entitle the holder thereof to one (1) vote per share and each Class B ordinary share shall entitle the holder to ten (10) votes per share on all matters subject to vote at our general meetings. Our Class ‘A’ ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.

Shareholder Meetings. In accordance with, and subject to, our M&A, (a) the chairman of our board of directors, or a majority of our directors (acting by a resolution of the board), may call general meetings of our shareholders; and (b) upon the written request of shareholders entitled to exercise thirty per cent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI law, the M&A may be amended to decrease but not increase the required percentage to call a meeting above thirty per cent (30%). In accordance with, and subject to, our M&A, (a) the director convening a meeting shall give not less than ten (10) days’ notice of a meeting of shareholders to those shareholders entitled to vote at the meeting; (b) an annual general meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least ninety-five per cent (95%) of the total votes attaching to all shares in issue and entitled to attend and vote at such annual general meeting have agreed to waive notice of the meeting; and an extraordinary general meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding no less than two-thirds of total votes attaching to all shares in issue and entitled to attend and vote at such extraordinary general meeting have agreed to waive notice of the meeting; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy one or more shareholders holding shares which carry in aggregate not less than a majority of all votes attaching to all shares in issue and entitled to vote at such meeting, and (d) if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

Dividends. Subject to the BVI Act and our M&A, our directors may, by resolution, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. The resolution of directors must contain a statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the precedent sentence. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for ordinary shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not (except as otherwise provided in our M&A) required to pay dividends under BVI law. In accordance with, and subject to, our M&A, no dividend shall bear interest as against the company (except as otherwise provided in our M&A).

Disclosure of the SEC’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Subject to any applicable restrictions or limitations arising pursuant to (i) our M&A; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our directors may decline to register any transfer of shares which is not fully paid up or on which our company has a lien. In addition, our directors may also decline to register any transfer of any shares unless (i) the instrument of transfer is lodged with our company, accompanied by the relevant share certificate, (ii) the instrument of transfer is in respect of only one class of shares, (iii) the instrument of transfer is properly stamped, if required, (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four, and (v) a fee of such maximum sum as The NASDAQ Global Market may determine to be payable, or such lesser sum as our board of directors may require, is paid to our company in respect thereof.

Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers, Consolidations and Similar Arrangements

The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act, two or more companies may either merge into one of such existing companies, or the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, or the consolidated company. The procedure for a merger or consolidation between our company and another company (which need not be a BVI company) is set out in the BVI Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of members (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum or articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The BVI company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it shall file the additional instruments required under Section 174(2)(b) of the BVI Act. The Registrar then (if he or she is satisfied that the requirements of the BVI Act have been complied with) registers, in the case of a merger, the articles of merger or consolidation and any amendment to the M&A of the surviving company and, in the case of a consolidation, the M&A of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the BVI Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.

As soon as a merger or consolidation becomes effective (among other things), (a) the surviving company or consolidated company (so far as is consistent with its amended memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except in so far as the laws of the other jurisdiction otherwise provide.

The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this shall not apply to a foreign company).

If the directors determine it to be in the best interests of us, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the BVI Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of 75% of the votes of the shareholders or class of shareholders, as the case may be. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.

Shareholders’ Suits

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and representative actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(i)	a merger (except in certain limited circumstances);

(ii)	a consolidation;

(iii)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(iv)	a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(v)	an arrangement, if permitted by the BVI High Court.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our memorandum and articles of association provide that every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such indemnified person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the British Virgin Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of BVI law, directors must not place themselves in a position in which there is a conflict between their duty to the company and their personal interests. This means that, strictly speaking, a director should not participate in a decision in circumstances where he has a potential conflict. That is, he should declare his interest and abstain. The BVI Act provides that a director “shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company, disclose the interest to the board of the company”. The failure of a director to so disclose an interest does not affect the validity of a transaction entered into by the director or the company, provided that the director’s interest was disclosed to the board prior to the company’s entry into the transaction or was not required to be disclosed (for example where the transaction is between the company and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). Typically a company’s memorandum and articles of association will allow a director interested in a particular transaction to vote on it, attend meetings at which it is considered, and sign documents on behalf of the company which relate to the transaction.

Under the laws of the BVI, a transaction entered into by the company in respect of which a director is interested will not be voidable by the company where the members have approved or ratified the transaction in knowledge of the material facts of the interest of the director in the transaction, or if the company received fair value for the transaction.

Broadly speaking, the duties that a director owes to a company may be divided into two categories. The first category encompasses fiduciary duties, that is, the duties of loyalty, honesty and good faith. The second category encompasses duties of skill and care. Each is considered in turn below.

A	director’s fiduciary duties can be summarized as follows:

a)	Bona Fides: The directors must act bona fide in what they consider is in the best interests of the company (or, if permitted as above, that company’s parent company).

b)	Proper Purpose: The directors must exercise the powers that are vested in them for the purpose for which they were conferred and not for a collateral purpose.

c)	Unfettered Discretion: Since the powers of the directors are to be exercised by them in trust for the company, they should not improperly fetter the exercise of future discretion.

d)	Conflict of Duty and Interest: as per the above.

In addition to their fiduciary duties a director has the duties of care, diligence and skill which are owed to the company itself and not, for example, to individual members (subject to the limited exceptions as to enforcement on behalf of the company).

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. As permitted by BVI law, our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

BVI law and our M&A provide that upon the written request of shareholders entitled to exercise thirty per cent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. As a BVI company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of investors on a board of directors since it permits the investor to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, a director may be removed from office, by a resolution of shareholders passed at a meeting of shareholders or by a written resolution passed by a majority of in excess of fifty per cent (50%) of the votes of all shareholders of the company entitled to vote, notwithstanding any provision in the memorandum and articles of association or in any agreement between such director and us.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the investors. See also “Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the company.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

The liquidation of a BVI company may be a voluntary solvent liquidation or a liquidation under the BVI Insolvency Act (the "Insolvency Act"). Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of seven years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if: (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, or (b) execution or other process issued on a judgment, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied, or (c) either the value of the company’s liabilities exceeds its assets, or (d) the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (i) the company, (ii) a creditor, (iii) a member, or (iv) the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

a)	the company is insolvent;

b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) - preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors - the claims of non-secured creditors of the company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described in the preceding paragraph. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and our articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our articles of association, if our share capital is divided into more than one class of shares, the rights attached to any class may only be materially adversely varied with the consent in writing of the holders of not less than two-thirds (2/3rds) of the issued shares of that class or with the sanction of a resolution of our shareholders passed at a separate meeting of the holders of the shares of that class by the holders of not less than two-thirds (2/3rds) of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders; or (iv) to certain specified clauses of the articles of association.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Increase of Maximum Number of Authorized Shares and Share Subdivision

On October 31, 2019, our board of directors and shareholders approved to increase our maximum number of authorized shares to 1,000,000 ordinary shares, comprising 700,000 Class ‘A’ ordinary shares and 300,000 Class B ordinary Shares, and to effect a 1-for-100 share subdivision for each ordinary share. Such increase and sub-division became effective on November 12, 2019. Under the share subdivision, each of our authorized shares (whether issued or unissued), par value of US$1.0 each, has been divided into 100 ordinary shares, par value US$0.01 each. Following the share subdivision, all shareholders shall surrender their share certificates to our company and will thereafter be eligible to receive new share certificates to be issued by our company, which will reflect the post-share subdivision numbers of ordinary shares held by the relevant shareholders. Each of our outstanding ordinary shares and the ordinary shares issuable upon the exercise of the options we have granted will be subdivided into 100 ordinary shares pursuant to the resolutions of our board of directors and shareholders on October 31, 2019.

Option Grants

We have granted options to purchase our ordinary shares to certain of our directors, executive officers, employees and consultants.

2019 Share Incentive Plan

On October 31, 2019, our board of directors and shareholders approved our 2019 Plan, to encourage our employees, officers, directors and consultants to continue contributing to our success. The maximum number of ordinary shares that may be issued under the 2019 Plan is 1,105,300 ordinary shares. As of the date of this prospectus, options and restricted share units to purchase 639,000 Class ‘A’ ordinary shares, par value $0.01 each, of our company had been granted and were outstanding under this 2019 Plan, excluding awards that had been exercised, forfeited or cancelled after the relevant grant dates. The following paragraphs describe the principal terms of the 2019 Plan:

Type of Awards. The 2019 Plan permits the awards of options and other awards (such as restricted shares and restricted share units) that the plan administrator decides.

Plan Administration. Our compensation committee or such other committee as appointed by our Board from time to time will administer the 2019 Plan. The committee, as applicable, will determine the participants to receive awards, the time, type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

Award Agreement. Awards granted under the 2019 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility. We may grant awards to directors, service provider, advisor, employees and consultants of our company or any of our subsidiaries.

Vesting Conditions. In general, the plan administrator determines the vesting conditions, which is specified in the relevant award agreement.

Exercise of Options. The plan administrator determines the exercise price for each award, which is stated in the award agreement and shall be no less than the fair market value of a share on the date of an award grant. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant. However, the maximum exercisable term is ten years from the date of a grant.

Transfer Restrictions. Awards may not be transferred in any manner by the recipient other than (i) by trust that was established solely for tax planning purpose; (ii) by gift or pursuant to a qualified domestic relations order to one or more family member; or (iii) by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

Termination and Amendment. Unless terminated earlier, the 2019 Plan has a term of ten years. The plan administrator has the authority to amend or terminate the 2019 Plan. However, no such action may adversely affect in any material way any awards previously granted without written consent of the recipient, unless the plan administrator expressly reserved the right to make such amendment at the time the relevant awards were granted.

2010 Share Incentive Plan

On February 1, 2010, our shareholders and board of directors authorized the chairman of the board to grant options under a share incentive plan, or the 2010 Plan, to our eligible employees, directors, officers and consultants to purchase not exceeding 1,190,000 ordinary shares of our company by July 1, 2017. On October 19, 2015, our shareholders and board of directors resolved to increase the authorized number of shares underlying the options under the 2010 Plan to 1,866,600 ordinary shares of our company by July 1, 2017. On July 1, 2017, in order to provide additional incentives to attract and retain key employees, directors, officers and consultants of outstanding ability and to motivate them to exert their best efforts, our shareholders and board of directors further resolved to grant additional options under the 2010 Plan, resulting in a total of options to purchase up to 2,726,600 shares of our company by December 31, 2019. As of April 30, 2021, options to purchase 1,393,400 Class ‘A’ ordinary shares, par value $0.01 each, of our company had been granted and were outstanding under this 2010 Plan, excluding options that had been exercised, forfeited or cancelled after the relevant grant dates. The following paragraphs describe the principal terms of this plan:

Type of Awards. The 2010 Plan only permits the awards of options.

Plan Administration. Our shareholders have authorized the chairman of our board of directors to administer the 2010 Plan. The chairman of the board may determine the grant date, number of options to be granted, participants of the 2010 Plan, vesting conditions, exercise price and other terms and conditions of the options.

Award Agreement. Options granted under the 2010 Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each option award.

Eligibility. Persons eligible to participate in this plan include our employees, directors, officers and consultants.

Vesting Schedule. The plan administrator determines the vesting schedule. Subject to the terms of the relevant award agreements, the options will vest each year in a four-year schedule for our employees, directors and officers, or based on milestones of performance of the consultants.

Term and termination. The term of each option shall be ten years from the date of grant of the option. Notwithstanding the foregoing, we may forfeit all or part the options granted to a participant under the certain circumstances.

The following table summarizes, as of the date of this prospectus, the awards granted to our directors and executive officers and other individuals as authorized by our board of directors under our 2010 Plan and 2019 Plan, excluding awards that were forfeited or canceled after the relevant grant dates and retrospectively reflecting the effectiveness of a share subdivision of each ordinary share of par value of US$1.00 into 100 ordinary shares of par value of US$0.01 each, which became effective on November 12, 2019.

Name	Number of Shares*	Exercise Price ($/Share)	Date of Grant	Date of Expiration
Chris Chang Yu	250,000	US$3.77	February 1, 2021	February 1, 2031
Ren Luo	*	US$0.0005	October 28, 2010	October 28, 2020
Weidong Dai	330,000	Zero to US$0.0001	August 1, 2014 and April 1, 2015	August 1, 2024 and April 1, 2025
Xuedong Du	488,600	Zero to US$0.0005	September 6, 2010 - January 1, 2018	September 6, 2020 - January 1, 2028
Edwards Jinqiu Tang	*	US$3.77 to US$7.55	September 21, 2020	September 21, 2030
Other individuals as a group	1,895,033	Zero to US$12	August 1, 2010 - April 30, 2021	August 1, 2020 - April 30, 2031

* Less than 1% of our total outstanding ordinary shares.

Shareholders Agreements

According to shareholders agreements dated June 30, 2017 and August 17, 2017, respectively, that we entered into with certain of our shareholders (the “Investors”), which provide for certain rights, including the right in respect of board composition, right of information and inspection, right of first refusal, co-sale right, anti-dilution protection and registration rights. These rights, except the registration rights, will automatically terminate upon the completion of a qualified initial public offering.

Registration Right

Upon the demand of any of the Investors, we and certain of our principal shareholders shall procure a company within our group that is conducting a public offering to grant (to the Investors’ satisfaction) the Investors: (i) rights to register their respective shares in the company with the United States Securities and Exchanges Commission, including, but not limited to, three times of demand registration, unlimited times of piggyback registration, and unlimited times of registration under Form F-3/S-3 (or any subsequent registration statements under the U.S. Securities Act of 1933, as amended), or (ii) equivalent or similar registration rights in respect of any issuances of the company’s shares in any other jurisdiction where it commits to a public offering or listing of its shares in a recognized stock exchange.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A is the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safe keep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hon Hai Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-234548 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one (1) Class ‘A’ ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Class ‘A’ ordinary shares ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class ‘A’ ordinary shares will continue to be governed by the laws of the British Virgin Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations. As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class ‘A’ ordinary shares underlying your ADSs.

As an owner of ADSs you will be able to exercise the shareholders rights for the Class ‘A’ ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class ‘A’ ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class ‘A’ ordinary shares with the beneficial ownership rights and interests in such Class ‘A’ ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class ‘A’ ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the British Virgin Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class ‘A’ ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class ‘A’ ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class ‘A’ ordinary shares deposited or modify the ADS-to-Class ‘A’ ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class ‘A’ ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class ‘A’ ordinary shares ratio upon a distribution of Class ‘A’ ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class ‘A’ ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class ‘A’ ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class ‘A’ ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class ‘A’ ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the British Virgin Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class ‘A’ ordinary shares or rights to subscribe for additional Class ‘A’ ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary; or

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Class ‘A’ Ordinary Shares

The Class ‘A’ ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class ‘A’ ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class ‘A’ ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class ‘A’ Ordinary Shares

Upon completion of the offering, the Class ‘A’ ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the Investor.

After the closing of the offering, the depositary may create ADSs on your behalf if you or your broker deposit Class ‘A’ ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class ‘A’ ordinary shares to the custodian. Your ability to deposit Class ‘A’ ordinary shares and receive ADSs may be limited by U.S. and British Virgin Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class ‘A’ ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Class ‘A’ ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	The Class ‘A’ ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such Class ‘A’ ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the Class ‘A’ ordinary shares.

●	The Class ‘A’ ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The Class ‘A’ ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class ‘A’ ordinary shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class ‘A’ ordinary shares at the custodian’s offices. Your ability to withdraw the Class ‘A’ ordinary shares held in respect of the ADSs may be limited by U.S. and British Virgin Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class ‘A’ ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class ‘A’ ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class ‘A’ ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class ‘A’ ordinary shares or ADSs are closed, or (ii) Class ‘A’ ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class ‘A’ ordinary shares represented by your ADSs. The voting rights of holders of Class ‘A’ ordinary shares are described in “Description of Share Capital.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

●	In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all Class ‘A’ ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

●	In the event of voting by poll, the depositary will vote (or cause the Custodian to vote) the Class ‘A’ ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class ‘A’ ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Class ‘A’ ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement

Service		Fees
●	Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class ‘A’ ordinary shares, upon a change in the ADS(s)-to Class ‘A’ ordinary shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of Class ‘A’ ordinary shares)	Up to U.S. 5¢ per ADS issued

●	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Class ‘A’ ordinary shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

●	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

●	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

●	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

●	ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

●	Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

●	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa)	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class ‘A’ ordinary shares on the share register and applicable to transfers of Class ‘A’ ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class ‘A’ ordinary shares, ADSs and ADRs; and

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class ‘A’ ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class ‘A’ ordinary shares represented by ADSs and to direct the depositary of such Class ‘A’ ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class ‘A’ ordinary shares, for the validity or worth of the Class ‘A’ ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class ‘A’ ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class ‘A’ ordinary shares (including Class ‘A’ ordinary shares represented by ADSs) is governed by the laws of the British Virgin Islands.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class ‘A’ ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ADSs, Class ‘A’ ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ADSs, Class ‘A’ ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ADSs or Class ‘A’ ordinary shares, the number of ADSs or Class ‘A’ ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ADSs or Class ‘A’ ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be secured or unsecured, convertible, or non-convertible, senior debt securities or subordinated debt securities, and which may be issued in one or more series. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ADSs or Class ‘A’ ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of AnPac, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the AnPac; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ADSs, Class ‘A’ ordinary shares or other equity or debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ADSs, Class ‘A’ ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Memorandum and Articles of Association.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ADSs, Class ‘A’ ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ADSs, Class ‘A’ ordinary shares and other securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ADSs, Class ‘A’ ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ADSs, Class ‘A’ ordinary shares or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

TAXATION

Information regarding taxation is set forth under the heading “Item 10. Additional Information - E. Taxation” in our Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ADSs are listed on the Nasdaq Global Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ADSs, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the BVI in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	BVI companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in the PRC, and substantially all of our assets are located in the PRC. Certain of our current directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to bring an action against us or them in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed AnPac US, located at Suite 127, 2260 Clove Drive, San Jose, CA 95128, as our agent to receive service of process with respect to any action brought against us in the courts of the State of Delaware under the federal securities laws of the United States or under the securities laws of the State of Delaware.

Maples and Calder (Hong Kong) LLP, our counsel as to BVI law, have advised us that the courts of the BVI will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the BVI of judgments obtained in the United States, however, the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

a)	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

b)	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

c)	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the U.S. court;

d)	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

e)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Zhong Lun Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Zhong Lun Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the BVI or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of the BVI or the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the BVI and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

MATERIAL CHANGES

Except as otherwise described in our Annual Report filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2020.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Maples and Calder (Hong Kong) LLP is acting as our British Virgin Islands counsel. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The consolidated financial statements of AnPac Bio-Medical Science Co., Ltd. appearing in AnPac Bio-Medical Science Co., Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Ernst & Young Hua Ming LLP is located at 50th Floor, Shanghai World Financial Center, 100 Century Avenue, Pudong New Area, Shanghai 200120, People’s Republic of China.

The consolidated financial statements of AnPac Bio-Medical Science Co., Ltd. as of and for the year ended December 31, 2020 in the Company’s Annual Report, which are incorporated by reference in this prospectus and registration statement, have been audited by Friedman LLP, independent registered public accounting firm, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of such firm as experts in accounting and auditing. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Legal fees and expenses	$100,000	*
Accounting fees and expenses	$50,000	*
Printing fees and expenses	$5,000	*
Miscellaneous	$25,000	*
Total	$180,000	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC. We maintain our website at www.anpacbio.com.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 30, 2021

●	Our Current Reports on Form 6-K, filed with the SEC on May 27, 2021 and April 30, 2021

●	The description of our securities contained in our registration statement on Form 8-A (File No. 001-39137), filed with the SEC on November 15, 2019, and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AnPac Bio-Medical Science Co., Ltd.
801 Bixing Street, Bihu County
Lishui, Zhejiang Province 323006
People’s Republic of China
Telephone: +86-578-2051-666

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

$400,000 Convertible Notes

Series C Warrants to Purchase 258,065 American Depositary Shares (ADSs)

Series D Warrants to Purchase 283,688 ADSs

Up to 258,065 ADSs issuable upon conversion of the $400,000 Convertible Notes

Up to 73,510 ADSs issuable in lieu of payment of interest on the $400,000 Convertible Notes

Up to 258,065 ADSs Underlying Series C Warrants

Up to 283,688 ADSs Underlying Series D Warrants

Prospectus Supplement

September 25, 2023